                                CREDIT AGREEMENT
                           Dated as of July 30, 1997

                                     Among

                         AVIS RENT A CAR SYSTEM, INC.,
                             AVIS RENT A CAR, INC.,
                                  the LENDERS
                                 parties hereto
                               from time to time,
                            THE CHASE MANHATTAN BANK
                                      And
                          LEHMAN COMMERCIAL PAPER INC.

                               TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I
                                  Definitions                                2

SECTION 1.01.  Defined Terms...............................................  2
SECTION 1.02.  Classification of Loans and Borrowings...................... 23
SECTION 1.03.  Terms Generally............................................. 23
SECTION 1.04.  Accounting Terms; GAAP...................................... 23

                                   ARTICLE II
                    Amount and Terms of the Revolving Credit
                     Commitments and Term Loan Commitments                  24

SECTION 2.01.  Revolving Credit Commitments................................ 24
SECTION 2.02.  Revolving Loans and Borrowings.............................. 24
SECTION 2.03.  Requests for Revolving Borrowings........................... 24
SECTION 2.04.  Term Loan Commitments....................................... 25
SECTION 2.05.  Term Loans and Borrowings................................... 25
SECTION 2.06.  WC Letters of Credit........................................ 26
SECTION 2.07.  Funding of Borrowings....................................... 31
SECTION 2.08.  Interest Elections.......................................... 32
SECTION 2.09.  Termination and Optional and Mandatory Reduction of
                        Revolving Credit Commitment........................ 33
SECTION 2.10.  Scheduled Repayment of Loans; Evidence of Debt.............. 33
SECTION 2.11.  Optional and Mandatory Prepayment of Loans.................. 34

                                  ARTICLE III
                  Amount and Terms of the CE Letters of Credit              36

SECTION 3.01.  CE Commitments.............................................. 36
SECTION 3.02.  Requests for CE Letter of Credit............................ 36
SECTION 3.03.  Expiration Date............................................. 36
SECTION 3.04.  Participations.............................................. 36
SECTION 3.05.  Procedures for Extensions................................... 37
SECTION 3.06.  Replacement of a Lender..................................... 38
SECTION 3.07.  Exit Loans by Non-Extending Lenders......................... 38
SECTION 3.08.  Reimbursement by Borrower................................... 39
SECTION 3.09.  Replacement of the CE Issuing Bank.......................... 42
SECTION 3.10.  Special Liquidity Draw...................................... 42
SECTION 3.11.  CE Letter of Credit Fees.................................... 42
SECTION 3.12.  Conversion of CE Disbursements.............................. 43
SECTION 3.13.  Reduction of CE Commitment.................................. 43

                                                                           Page

                                   ARTICLE IV
                               General Provisions                           44

SECTION 4.01.  Fees........................................................ 44
SECTION 4.02.  Interest.................................................... 45
SECTION 4.03.  Alternate Rate of Interest.................................. 45
SECTION 4.04.  Increased Costs............................................. 46
SECTION 4.05.  Break Funding Payments...................................... 47
SECTION 4.06.  Taxes....................................................... 47
SECTION 4.07.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs. 48
SECTION 4.08.  Mitigation Obligations; Replacement of Lenders.............. 50

                                   ARTICLE V
                         Representations and Warranties                     51

SECTION 5.01.  Organization; Powers........................................ 51
SECTION 5.02.  Authorization; Enforceability............................... 51
SECTION 5.03.  Approvals; No Conflicts..................................... 51
SECTION 5.04.  Financial Condition; No Material Adverse Change............. 51
SECTION 5.05.  Properties.................................................. 52
SECTION 5.06.  Litigation and Environmental Matters........................ 53
SECTION 5.07.  Compliance with Laws and Agreements......................... 53
SECTION 5.08.  Investment and Holding Company Status....................... 53
SECTION 5.09.  Taxes....................................................... 53
SECTION 5.10.  ERISA....................................................... 53
SECTION 5.11.  Disclosure.................................................. 54
SECTION 5.12.  Federal Regulations......................................... 54
SECTION 5.13.  The Security Documents...................................... 54
SECTION 5.14.  Pledged Stock............................................... 55
SECTION 5.15.  Real Estate Matters......................................... 55
SECTION 5.16.  Subsidiaries................................................ 55
SECTION 5.17.  Delivery of the Transaction Documents....................... 56
SECTION 5.18.  Representations and Warranties Contained in
                        the other Transaction Documents.................... 56
SECTION 5.19.  Labor Matters............................................... 56
SECTION 5.20.  Purpose of Loans............................................ 56
SECTION 5.21.  Non-Guarantor Subsidiaries.................................. 56

                                   ARTICLE VI
                                   Conditions                               57

SECTION 6.01.  Closing Date................................................ 57
SECTION 6.02.  Each Extension of Credit.................................... 60

                                                                           Page

                                  ARTICLE VII
                             Affirmative Covenants                          57

SECTION 7.01.  Financial Statements and Other Information.................. 61
SECTION 7.02.  Notices of Material Events.................................. 62
SECTION 7.03.  Existence; Conduct of Business.............................. 63
SECTION 7.04.  Payment of Obligations...................................... 63
SECTION 7.05.  Maintenance of Properties; Insurance........................ 63
SECTION 7.06.  Books and Records; Inspection Rights........................ 63
SECTION 7.07.  Compliance with Laws Generally.............................. 63
SECTION 7.08.  Environmental Laws.......................................... 64
SECTION 7.09.  Real Property Matters....................................... 64
SECTION 7.10.  After-Acquired Property and Fixtures........................ 66
SECTION 7.11.  Further Assurances.......................................... 67

                                  ARTICLE VIII
                               Negative Covenants                           67

SECTION 8.01.  Financial Condition Covenants............................... 67
SECTION 8.02.  Indebtedness................................................ 68
SECTION 8.03.  Liens....................................................... 70
SECTION 8.04.  Limitation on Fundamental Changes........................... 70
SECTION 8.05.  Limitation on Sale of Assets................................ 71
SECTION 8.06.  Limitation on Restricted Payments........................... 71
SECTION 8.07.  Limitation on Capital Expenditures.......................... 72
SECTION 8.08.  Limitation on Investments, Loans and Advances............... 72
SECTION 8.09.  Limitation on Sale and Leaseback Transactions............... 73
SECTION 8.10.  Limitation on Optional Payments and Modifications
                 of Debt Instruments and Other Documents................... 73
SECTION 8.11.  Limitation on Changes to Franchise Agreements............... 73
SECTION 8.12.  Limitation on Changes in Fiscal Year........................ 73
SECTION 8.13.  Limitation on Lines of Business............................. 73
SECTION 8.14.  Limitations on Currency and Commodity Hedging
                 Transactions.............................................. 74
SECTION 8.15.  Restrictive Agreements...................................... 74
SECTION 8.16.  Limitation on Transactions with Affiliates.................. 74
SECTION 8.17.  Limitation on Activities of Certain Subsidiaries............ 74

                                   ARTICLE IX
                               Events of Default                            75

                                   ARTICLE X
                            The Administrative Agent                        78

                                                                           Page

                                   ARTICLE XI
                                 Miscellaneous                              80

SECTION 11.01.  Notices.................................................... 80
SECTION 11.02.  Waivers; Amendments........................................ 80
SECTION 11.03.  Expenses; Indemnity; Damage Waiver......................... 81
SECTION 11.04.  Successors and Assigns..................................... 82
SECTION 11.05.  Survival................................................... 85
SECTION 11.06.  Counterparts; Integration; Effectiveness................... 85
SECTION 11.07.  Severability............................................... 85
SECTION 11.08.  Right of Setoff............................................ 85
SECTION 11.09.  Governing Law; Jurisdiction; Consent to Service of Process. 86
SECTION 11.10.  WAIVER OF JURY TRIAL....................................... 86
SECTION 11.11.  Headings................................................... 86
SECTION 11.12.  Confidentiality............................................ 87

SCHEDULES

1.01       Guarantor Subsidiaries
2.01       Revolving Credit Commitments
2.04       Term Loan Commitments
2.06(k)    Outstanding Letters of Credit
3.01       CE Commitments
5.03       Required Consents
5.06       Disclosed Matters
5.13       Lien Searches
5.15       Material Real Property
5.16       Subsidiaries
8.02       Permitted Indebtedness
8.03       Permitted Liens
8.08(b)    Permitted Investments
8.15       Restrictive Agreements

EXHIBITS

A    Form of Assignment and Acceptance
B    Form of Guarantee
C    Form of Security Agreement
D    Form of Pledge Agreement
E    Form of Mortgage
F    Form of CE Letter of Credit
G    Form of Notice of Conversion
H Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Credit Parties
I Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in respect of the Franchise Agreements
J    Form of Borrowing Certificate

         CREDIT AGREEMENT, dated as of July 30, 1997, among Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"), the several banks and other financial institutions and entities from time to time parties to this Agreement (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders (the "Administrative Agent") and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent"; collectively with the Administrative Agent, the "Agents").

                             W I T N E S S E T H :

         WHEREAS, the Borrower is a wholly-owned subsidiary of Avis;

         WHEREAS, as of the Closing Date, Avis is a wholly-owned subsidiary of HFS Car Rental, Inc. (the "Franchisor"), which itself is a wholly-owned subsidiary of HFS Incorporated ("HFS");

         WHEREAS, prior to the execution and delivery of this Credit Agreement, and pursuant to the Separation Agreement, dated as of July 30, 1997 (the "Separation Agreement"), Franchisor transferred to Avis its equity interests in all of its subsidiaries that currently conduct the business of owning and managing car rental operations under the service mark and tradename "Avis";

         WHEREAS, to effect the separation contemplated in the Separation Agreement, Avis intends to make an initial public offering (the "IPO") of its common stock, the net proceeds of which will be retained by Avis for general corporate purposes and, after giving effect to which, the Franchisor expects to own 25% of the then outstanding shares of Avis common stock;

         WHEREAS, in connection with the transactions contemplated in the Separation Agreement Avis will enter into (i) a master license agreement (the "Master License Agreement") with the Franchisor and Wizard Co., Inc., an indirect wholly-owned subsidiary of HFS ("Wizard"), (ii) a reservation services agreement (the "Reservation Services Agreement") with HFS and (iii) a computer services agreement (the "Computer Services Agreement"; collectively with the Master License Agreement and the Reservation Services Agreement, the "Franchise Agreements") with WizCom International Ltd., an indirect wholly-owned subsidiary of HFS ("WizCom");

         WHEREAS, (i) AESOP Funding Corp., a special-purpose, bankruptcy remote Delaware corporation ("AESOP"), and AESOP Funding II, L.L.C., a bankruptcy remote, special purpose Delaware limited liability company ("AESOP II") intend to use the proceeds from the sale of (a) commercial paper notes (the "Commercial Paper") by AESOP and (b) medium-term notes (the "Medium Term Notes") by AESOP II to provide loans to AESOP Leasing L.P., a special purpose bankruptcy-remote limited partnership ("AESOP Leasing") 99% owned by the Borrower, and AESOP Leasing Corp. II, a special purpose bankruptcy-remote entity ("AESOP Leasing II") for their purchase of a fleet of vehicles to be leased to the Borrower, and (ii)

AESOP proposes to enter into a 364 day revolving liquidity facility in an amount up to $1,800,000,000 to provide backup liquidity for the Commercial Paper (the "Liquidity Facility"; collectively with the Commercial Paper and the Medium Term Notes, the "Fleet Financing Program");

         WHEREAS, in connection with the Fleet Financing Program, the Borrower will enter into certain operating lease and finance lease agreements with AESOP Leasing and AESOP Leasing II for the leasing of vehicles (the "Leases") for the conduct of its rental car business;

         WHEREAS, the Borrower has requested that the Agents and the Lenders enter into this agreement (i) to provide financing for the working capital and other business requirements of the Borrower and its Subsidiaries and (ii) to provide for the issuance of letters of credit to support the Fleet Financing Program and to support obligations of workmans' compensation and other insurance and bonding requirements; and

         WHEREAS, in connection with entering into the Liquidity Facility, AESOP and the Administrative Agent will enter into a collateral agreement (the "Collateral Agreement") with the Collateral Agent (as defined herein) and the Liquidity Agent (as defined in the Liquidity Facility) pursuant to which reimbursement of certain drawings under letters of credit issued under this Agreement would be made by AESOP pursuant to the terms of the Collateral Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted EBITDA" means, with respect to any period, EBITDA for such period, plus, to the extent deducted in determining such EBITDA for such period, any portion of the royalty fees under the Franchise Agreements and accrued interest thereon the payment of which is deferred minus any such deferred portion paid in the period.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Adjustment Date" means each date on or after June 30, 1998 that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to Section 7.01(a) or 7.01(b), as applicable, for the most recently completed fiscal period and (ii) the related compliance certificate required to be delivered pursuant to Section 7.01(c) with respect to such fiscal period.

         "AESOP" has the meaning assigned in the Recitals to this Agreement.

         "AESOP II" has the meaning assigned in the Recitals to this Agreement.

         "AESOP Leasing" has the meaning assigned in the Recitals to this Agreement.

         "AESOP Leasing II" has the meaning assigned in the Recitals to this Agreement.

         "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agents" has the meaning assigned in the Preamble to this Agreement.

         "Aggregate Face Amount" has the meaning assigned in the Liquidity Facility.

         "Aggregate Liquidity Commitment" has the meaning assigned in the Liquidity Facility.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable CE Percentage" means, with respect to any Lender, the percentage of the total CE Commitments represented by such Lender's CE Commitment. If the CE Commitments have terminated or expired, the Applicable CE Percentages shall be determined based upon the CE Commitments most recently in effect, giving effect to any assignments.

         "Applicable RC Percentage" means, with respect to any Lender, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable

RC Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any eligible assignments.

         "Applicable TL Percentage" means, with respect to any Lender, before the Closing Date, the percentage of the total Term Loan Commitments represented by such Lender's Term Loan Commitment and, after the Closing Date, the percentage of the aggregate Term Loans then outstanding represented by such Lender's Term Loan then outstanding, giving effect to any eligible assignments.

         "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, initially 0.50% and 2.25%, respectively, provided that commencing from and after the quarter ended June 30, 1998, the applicable rate per annum for all Types of Loans will be adjusted, on each Adjustment Date, as set forth below under the caption "ABR Spread" or "Eurodollar Spread" as the case may be, and provided further that, if the financial statements required to be delivered pursuant to Section 7.01(a) or 7.01(b), as applicable, and the related compliance certificate required to be delivered pursuant to Section 7.01(c), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which such financial statements are actually delivered, the applicable rate for ABR Loans and Eurodollar Loans would be their respective rates at Margin Level 1:

     =====================================================================
          Margin Level Status:        ABR Spread      Eurodollar Spread
     ---------------------------------------------------------------------
             Margin Level 1             0.50%              2.25%
     ---------------------------------------------------------------------
             Margin Level 2             0.50%              2.00%
     ---------------------------------------------------------------------
             Margin Level 3             0.375%             1.75%
     =====================================================================


         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Asset Sale" any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, through a Sale and Leaseback Transaction or as a result of casualty or condemnation) (a "Disposition") by Avis or any Subsidiary, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock of a Subsidiary) of Avis or such Subsidiary to any Person (other than to Avis or any of its Subsidiaries).

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Beneficiary" means either the Trustee or the Collateral Agent, as the case may be.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" has the meaning assigned in the preamble hereto.

         "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) Term Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" which such expenditures shall exclude any amounts spent on vehicles.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Collateral Prepayment Account" has the meaning specified in
Section 2.11(c).

         "CE" means, with respect to each Credit Document, Credit Enhancement.

         "CE Commitment" means, with respect to each Lender, the commitment of such Lender to acquire participations in CE Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's CE Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 3.07 or 3.13 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
11.04. The initial amount of each Lender's CE Commitment is set forth on
Schedule 3.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its CE Commitment, as applicable.

         "CE Issuing Bank" means Bayerische Vereinsbank, or any other financial institution in its capacity as the issuer of CE Letters of Credit hereunder, and such financial institution's successors in such capacity as provided in
Section 3.09. The CE Issuing Bank shall also be a Lender with respect to its CE Commitment, if any.

         "CE LC Disbursement" means a payment made by the CE Issuing Bank pursuant to a CE Letter of Credit.

         "CE LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding CE Letters of Credit at such time plus (b) the aggregate amount of all CE LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The CE LC Exposure of any Lender at any time shall be its Applicable CE Percentage of the total CE LC Exposure at such time.

         "CE Letter of Credit" means any letter of credit issued pursuant to
Section 3.01.

         "CE Termination Date" means the day on which the CE Letters of Credit expires. Such day shall be the Business Day immediately preceding the first anniversary of the Closing Date as extended pursuant to Section 3.05.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than HFS or any subsidiary of HFS, (i) of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Avis at a time when HFS in the aggregate beneficially, directly or indirectly, owns shares of such capital stock having at least 20% of such voting power and (ii) of shares representing more than 30% otherwise; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Avis by Persons who were neither (i) nominated by the board of directors of Avis nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of Avis by any Person or group other than HFS and its subsidiaries.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (including for purposes of Section 4.04, by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans or Exit Loans.

         "Closing Date" means the date on which the conditions specified in
Section 6.01 are satisfied (or waived in accordance with Section 11.02).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all assets (including assets constituting shares of Capital Stock) of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Collateral Agent" means The Chase Manhattan Bank, or any successor.

         "Collateral Agreement" has the meaning assigned in the Recitals to this Agreement.

         "Commercial Paper" has the meaning assigned in the Recitals to this Agreement.

         "Commitment" means, with respect to each Lender, its Revolving Credit Commitment, Term Loan Commitment and CE Commitment, as applicable.

         "Computer Services Agreement" has the meaning assigned in the Recitals to this Agreement.

         "Consolidated" when used in connection with any defined term, and not otherwise defined, means such term as it applies to any Person and its subsidiaries on a consolidated basis, after eliminating all intercompany items.

         "Contractual Obligation" means as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Covered Foreign Fleet Debt" means, with respect to each Foreign Subsidiary of Avis at any time the lesser of (i) the outstanding amount of Indebtedness of such subsidiary incurred to finance the acquisition directly or indirectly of vehicles by such subsidiary and (ii) 85% of the book value of such vehicles at such time.

         "CP Program" means the collective reference to the Commercial Paper and the Liquidity Facility and the related transaction documents.

         "Credit Draw" means a drawing in respect of the CE Letter of Credit resulting from, or as a consequence of, or attributable to, a breach of one or more of the Borrower's obligations under the Fleet Financing Program.

         "Credit Disbursement" has the meaning assigned in Section 3.08.

         "Credit Documents" means this Agreement, any notes, and the Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

         "Credit Parties" means Avis, the Borrower and each Guarantor Subsidiary; individually, a "Credit Party".

         "Debt" means, as to Avis at the date of any determination thereof, the sum of all items classified at such date as Consolidated Indebtedness of Avis and its Subsidiaries (including, without duplication, outstanding Letters of Credit) minus any such amounts that constitute Fleet Debt and minus any letters of credit to the extent cash collateralized.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.06.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of any jurisdiction within the United States of America (including territories), excluding the Securitization Entities.

         "Downgraded Issuing Bank" has the meaning assigned in Section 3.09.

         "EBITDA" means, with respect to any period, the Consolidated Net Income of Avis for such period plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following: (i) Consolidated Interest Expense of Avis (excluding any such expense attributable to fleet interest expense), (ii) Consolidated income tax expense of Avis and (iii) Consolidated depreciation and amortization expense of Avis (excluding any such expense attributable to fleet depreciation).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Avis or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Environmental Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Avis, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Avis or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Avis or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Avis or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Avis or any

ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
IX.

         "Excess Cash Flow" means, with respect to any period, the net cash provided by operating activities (excluding any expense attributable to vehicle depreciation) as reflected on the consolidated statements of cash flows of Avis for such period minus (i) Capital Expenditures made in accordance with Section
8.07 during such period, minus (ii) mandatory payments of principal on Indebtedness (including any mandatory cash collateralization of Letters of Credit) under this Agreement resulting in the permanent reduction of such Indebtedness during such period, minus (iii) any increase in overcollateralization requirements under the Fleet Financing Program during such period, plus (iv) any reduction in overcollateralization requirements under the Fleet Financing Program during such period. Any increase or reduction in overcollateralization requirements shall be determined by comparing such requirement as in effect as of the first day of such period with such requirement as in effect on the last day of such period.

         "Excess Face Amount" means, at any time, the amount by which the face amount of the CE Letter of Credit could be reduced on such date in accordance with the terms of the CP Program.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.08(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 4.06(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.06(a).

         "Exit Loan" has the meaning assigned in Section 3.07.

         "Exit Loan Funding Account" means an account maintained by the Collateral Agent pursuant to the Collateral Agreement.

         "Exit Percentage" means at any time with respect to any Non-Extending Lender, the percentage equivalent of a fraction, the numerator of which is the CE Commitment of such Lender and the denominator of which is the sum of the CE Commitments of all Non-Extending Lenders at such time, in each case as in effect immediately prior to the determination thereof.

         "Extension of Credit" means, as to any Lender, the making of, or the issuance of, or participation in, a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of Avis.

         "Fleet Debt" means at any time the collective reference to the Commercial Paper, the Liquidity Facility, the Medium Term Notes and the Covered Foreign Fleet Debt outstanding at such time.

         "Fleet Financing Program" has the meaning assigned in the recitals hereto.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary which is organized and existing under the laws of any jurisdiction outside of the United States of America.

         "Franchise Agreements" has the meaning assigned in the Recitals to this Agreement.

         "Franchisor" has the meaning assigned in the Recitals to this Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee Obligation" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee" means the Guarantee to be executed and delivered by each of the Guarantors, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

         "Guarantor" means any Person which is now or hereafter a party to (a) the Guarantee or (b) any other guarantee hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of the Borrower hereunder or under any other Credit Documents.

         "Guarantor Subsidiaries" means each direct and indirect Domestic Subsidiary listed on Schedule 1.01 or which becomes a party to the Guarantee pursuant to Section 7.10(b) or Section 8.17.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "HFS" has the meaning assigned in the Recitals to this Agreement.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantee Obligations by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all net liabilities of such Person in respect of Permitted Hedging Arrangements and (l) all obligations of such Person in respect of all classes of preferred stock of its subsidiaries. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Insurance Subsidiaries" means each direct or indirect Subsidiary which is engaged in the insurance business and is regulated by a Governmental Authority as an insurance company.

         "Interest Coverage Ratio" means at the last day of each fiscal quarter of Avis, the ratio of (a) EBITDA to (b) Consolidated Interest Expense, in each case for the period of four full fiscal quarters ending on such date. With respect to fiscal quarters ending on or prior to March 31, 1998, EBITDA and Consolidated Interest Expense of Avis shall be calculated on a pro forma basis as if the Transactions had occurred on January 1, 1997.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

         "Interest Expense" of any Person for any period, means (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated subsidiaries determined in accordance with GAAP for such period minus (b) the amount of interest income of such Person and its Consolidated subsidiaries determined in accordance with GAAP for such period. Interest Expense of Avis shall exclude interest expense attributable to Fleet Debt and shall include fees paid in respect of Letters of Credit.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect,; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "IPO" has the meaning assigned in the Recitals to this Agreement.

         "Issuing Bank" means the WC Issuing Bank or the CE Issuing Bank.

         "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

         "L/C Participants" means the collective reference to the Lenders other then the Issuing Banks; individually, an "L/C Participant".

         "Leases" has the meaning assigned in the Recitals to this Agreement.

         "Lenders" means the Persons listed on Schedule 2.01, Schedule 2.04 or
Schedule 3.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "Leverage Ratio" means at the last day of each fiscal quarter of Avis commencing December 31, 1997, the ratio of (a) Consolidated Debt of Avis as of the last day of such quarter to (b) EBITDA for the period of four full fiscal quarters ending on such date. With respect to fiscal quarters ending on or prior to December 31, 1997, Consolidated Debt and EBITDA shall be calculated on a pro forma basis as if the Transactions had occurred on January 1, 1997. Solely for determining Margin Level Status, following any acquisition of an Avis franchise permitted by Section 8.08, such ratio shall be calculated on a pro forma basis giving effect to such acquisition as of the beginning of the relevant measurement period for determining such ratio.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Telerate Page 3750 at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Liquidity Facility" has the meaning assigned in the Recitals to this Agreement.

         "Liquidity Draw" means a drawing in respect of a CE Letter of Credit that is not classified as a Credit Draw.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Majority CE Lenders" means, at any time, Lenders the Applicable CE Percentages of which aggregate more than 50% at such time.

         "Majority Lenders" means, at any time, Lenders the Voting Percentages of which aggregate more than 50% at such time.

         "Majority Revolving Credit Lenders" means, at any time, Lenders the Applicable RC Percentages of which aggregate more than 50% at such time.

         "Majority Term Loan Lenders" means, at any time, Lenders the Applicable TL Percentages of which aggregate more than 50% at such time.

         "Margin Level 1 Status" exists on an Adjustment Date if the Leverage Ratio, as of the last day of the preceding fiscal quarter, exceeded 4.0 to 1.0.

         "Margin Level 2 Status" exists on an Adjustment Date if the Leverage Ratio, as of the last day of the preceding fiscal quarter, exceeded 3.0 to 1.0 but was less than or equal to 4.0 to 1.0.

         "Margin Level 3 Status" exists on an Adjustment Date if neither Margin Level 1 Status nor Margin Level 2 Status exists on such date.

         "Master License Agreement" has the meaning assigned in the Recitals to this Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, prospects or condition, financial or otherwise, of Avis and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Credit Documents or the rights and remedies of the Agents and the Lenders thereunder.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Avis and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Avis or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Avis or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Material Real Property" means, as of the Closing Date, the properties listed on Schedule 5.15 and each other parcel of real estate, a fee interest in which is acquired by a Credit Party after the Closing Date with a book value (net of any Indebtedness secured by such parcel) of at least $1,000,000.

         "Maturity Date" means December 31, 2000.

         "Medium Term Notes" has the meaning assigned in the Recitals to this Agreement.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each Mortgage to be executed and delivered by each of the applicable Credit Parties, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" means with respect to any Asset Sale, any sale or issuance of equity securities of Avis or any Subsidiary, or the issuance of any debt securities or any borrowings by Avis or any Subsidiary, an amount equal to the gross proceeds in cash (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, sale, issuance or borrowing, net of (i) attorneys' fees, accountants' fees, brokerage, consultant and other fees, underwriting commissions and other fees and expenses actually incurred in connection with such Asset Sale, sale, issuance or borrowing, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) amounts provided or to be provided by Avis or any Subsidiary as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale and retained by Avis or any such Subsidiary after such Asset Sale and other amounts to be used by Avis or any Subsidiary to discharge or pay on a current basis any other liabilities associated with such Asset Sale and (iv) in the case of an Asset Sale, repayments of the principal amount of Indebtedness (other than the Loans) required to be made upon the consummation of such transaction and any related prepayment premiums and penalties.

         "Net Income" of any Person for any period, means net income of such Person and its Consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

         "Non-Extending Lender" has the meaning assigned in Section 3.07.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

         (a) Liens imposed by law for taxes, assessments, levies and other charges that are not yet due or are being contested in compliance with
    Section 7.04;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

         (f) Liens arising by reason of any judgement, decree or order of any court or Governmental Authority which do not, individually or in the aggregate, give rise to any Event of Default, provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Hedging Arrangement" has the meaning assigned in Section
8.14.

         "Permitted Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 from S&P or P-1 from Moody's;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
    (c) above.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" means the Pledge Agreement to be executed and delivered by each of the applicable Credit Parties, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Rating Agencies" means the collective reference to Moody's and S&P.

         "Register" has the meaning set forth in Section 11.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including, without limitation, laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

         "Reservation Services Agreement" has the meaning assigned in the Recitals to this Agreement.

         "Responsible Officer" means as to any Person, any Financial Officer, the chief executive officer or the president of such Person.

         "Revolving Credit Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.

         "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in WC Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its WC LC Exposure at such time.

         "Revolving Loan" means a Loan made pursuant to Section 2.03.

         "S&P" means Standard & Poor's Ratings Group.

         "Sale and Leaseback Transaction" has the meaning assigned in Section 8.09.

         "Securitization Entity" means AESOP II.

         "Security Agreement" means the Security Agreement to be executed and delivered by each of the applicable Credit Parties, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

         "Security Documents" means the collective reference to the Mortgages, the Guarantee, the Pledge Agreement, the Security Agreement, and all other similar security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder, under any notes and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

         "Separation Agreement" has the meaning assigned in the Recitals to this Agreement.

         "Series 1997-2 Supplement" means the Series 1997-2 Supplement, dated as of July 30, 1997, between AESOP II and the Trustee, to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP II and the Trustee.

         "Solvent" and "Solvency" means with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject
(a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by such Person.

         "Subsidiary" means any subsidiary of Avis.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).

         "Term Loan" means a Loan made pursuant to Section 2.04.

         "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make a Term Loan on the Closing Date. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.04, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Transaction Documents" means the collective reference to the (i) Franchise Agreements, (ii) Separation Agreement, (iii) Credit Documents and
(iv) the instruments and agreements executed and delivered in connection with the establishment of, and the initial issuance of securities under the Fleet Financing Program.

         "Transactions" means (i) the execution, delivery and performance by Avis and the Borrower of the Credit Documents, the Extensions of Credit and the use of the proceeds thereof, (ii) the establishment of, and the initial issuance of securities under, the Fleet Financing Program and (iii) the execution and delivery of the Franchise Agreements.

         "Trustee" means Harris Trust and Savings Bank ("Harris"), or any successor of Harris as the Trustee.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UCC Filing Collateral" means Collateral (other than fixtures) as to which filing financing statements under the uniform commercial code of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

         "UCC Local Filing Collateral" means with respect to any State, UCC Filing Collateral located in such State as to which a security interest may be perfected only by filing a uniform commercial code financing statement in each county or other local filing office of such State in which such Collateral is located.

         "Voting Percentage" means as to any Lender the percentage which (i) the sum of (x) such Lender's Revolving Credit Commitment (or, after the Revolving Credit Commitments have terminated, the Revolving Credit Exposure of such Lender) plus (y) such Lender's Term Loan Commitment (or, after the Term Loans are made, the outstanding principal amount of such Lender's Term Loan) plus (z) such Lender's CE Commitment (or, after such Lender's CE Commitment has terminated, the CE Exposure of such Lender or the outstanding principal amount of such Lender's Exit Loan) then constitutes of (ii) the sum of (x) the Revolving Credit Commitments of all the Lenders (or, after the Revolving Credit Commitments have terminated, the Revolving Credit Exposure of all Lenders) plus
(y) the Term Loan Commitments of all the Lenders (or, after the Term Loans are made, the aggregate principal amount of Term Loans of all the Lenders then outstanding) plus (z) the CE Commitments of all the Lenders (or, after the CE Commitments have terminated, the CE Exposure of all Lenders and the aggregate principal amount of the Exit Loans).

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Wizard" has the meaning assigned in the Recitals to this Agreement.

         "WizCom" has the meaning assigned in the Recitals to this Agreement.

         "WC LC Disbursement" means a payment made by the WC Issuing Bank pursuant to a WC Letter of Credit.

         "WC LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding WC Letters of Credit at such time plus (b) the aggregate amount of all WC LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The WC LC Exposure of any Lender at any time shall be its Applicable RC Percentage of the total WC LC Exposure at such time.

         "WC Issuing Bank" means PNC Bank and any successor in such capacity as provided in Section 2.06(i).

         "WC Letter of Credit" means any letter of credit issued pursuant to
Section 2.06.

         "Wholly-Owned" means with respect to any subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares held pursuant to similar requirements of law in respect of Foreign Subsidiaries) of which are owned, directly or indirectly, by Avis.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan" or a "Term Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan" or a "Eurodollar Term Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

            Amount and Terms of the Revolving Credit Commitments and
                             Term Loan Commitments

         SECTION 2.01. Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender with a Revolving Credit Commitment agrees to make Revolving Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. Revolving Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

         (b) Subject to Section 4.03, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Revolving Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Revolving Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i) the aggregate amount of the requested Borrowing;

         (ii) the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Term Loan Commitments. Subject to the terms and conditions set forth herein, each Lender with a Term Loan Commitment agrees to make a Term Loan to the Borrower on the Closing Date in an amount equal to such Lender's Term Loan Commitment.

         SECTION 2.05. Term Loans and Borrowings. (a) The Term Loans shall be made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make the Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Term Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make a Term Loan as required.

         (b) Subject to Section 4.03, the Term Borrowing on the Closing Date shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make its Term Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Term Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. Term Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Term Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue, any Term Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (e) The Borrower hereby requests a Term Borrowing on the Closing Date in an amount equal to the Term Loan Commitments. On or prior to the Closing Date, the Borrower will notify the Administrative Agent of the following information in compliance with Section 2.05(b):

         (i) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing (in which latter case such notification shall be received by the Administrative at least three Business Days prior to the Closing Date);

         (ii) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Term Borrowing is specified, then the requested Term Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Term Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of the information set forth above in accordance with this Section, the Administrative Agent shall advise each Term Loan Lender of the details thereof and of the amount of such Lender's Term Loan to be made as part of the requested Term Borrowing.

         SECTION 2.06. WC Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request that the WC Issuing Bank issue letters of credit for the account of the Borrower, in a form reasonably acceptable to the Administrative Agent and the WC Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period. Each letter of credit issued pursuant to this Section shall be a standby letter of credit issued to support obligations of a Credit Party in respect of workmans' compensation and other insurance and bonding requirements of the Credit Parties in the ordinary course of business; provided that such letters of credit may not be used to provide credit support for the Fleet Financing Program, and up to $7,500,000 in aggregate face amount of such letters of credit may be used to support borrowings of Avis's Subsidiary in Argentina. If there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Credit Party to, or entered into by a Credit Party with, the WC Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a WC Letter of Credit (or the amendment, renewal or extension of an outstanding WC Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the WC Issuing Bank) to the WC Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a WC Letter of Credit, or identifying the WC Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such WC Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such WC Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such WC Letter of Credit. If requested by the WC Issuing Bank, the Borrower also shall submit a letter of credit application on the WC Issuing Bank's standard form in connection with any request for a WC Letter of Credit. A WC Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each WC Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the WC LC Exposure shall not exceed $75,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

         (c) Expiration Date. Each WC Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that the WC Letters of Credit supporting bonds issued in respect of the Denver Airport Facility may have a tenor of two years (subject to the requirements of clause
(ii) above).

         (d) Participations. By the issuance of a WC Letter of Credit (or an amendment to a WC Letter of Credit increasing the amount thereof) and without any further action on the part of the WC Issuing Bank or the Lenders, the WC Issuing Bank hereby grants to each Lender that has a Revolving Credit Commitment, and each such Lender hereby acquires from the WC Issuing Bank, a participation in such WC Letter of Credit equal to such Lender's Applicable RC Percentage of the aggregate amount available to be drawn under such WC Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the WC Issuing Bank, such Lender's Applicable RC Percentage of each WC LC Disbursement made by the WC Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of WC Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any WC Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the WC Issuing Bank shall make any WC LC Disbursement, the Borrower shall reimburse such WC LC Disbursement by paying to the Administrative Agent an amount equal to such WC LC Disbursement not later than 12:00 p.m., New York City time, on the date that such WC LC Disbursement is made, if the Borrower shall have received notice of such WC LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender that participates in the WC Letters of Credit of the applicable WC LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable RC Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent its Applicable RC Percentage of the payment then due from the Borrower, in the same manner as provided in Section
2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of such Lenders), and the Administrative Agent shall promptly pay to the WC Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the WC Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the WC Issuing Bank, then to such Lenders and the WC Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the WC Issuing Bank for any WC LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such WC LC Disbursement.

         (f) Obligations Absolute. The Borrower's obligation to reimburse WC LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

         (i) any lack of validity or enforceability of any WC Letter of Credit or this Agreement, or any term or provision therein;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any WC Letter of Credit or this Agreement;

         (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any WC Letter of Credit, the WC Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

         (iv) any draft or other document presented under a WC Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) payment by the WC Issuing Bank under a WC Letter of Credit against presentation of a draft or other document that does not comply with the terms of such WC Letter of Credit; and

         (vi) any other act or omission to act or delay of any kind of the WC Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the WC Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any WC Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any WC Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the WC Issuing Bank; provided that the foregoing shall not be construed to excuse the WC Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the WC Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a WC Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the WC Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the WC Issuing Bank. Without limiting the generality of the foregoing, it is understood that the WC Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a WC Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such WC Letter of Credit; provided that the WC Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such WC Letter of Credit.

         (g) Disbursement Procedures. The WC Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a WC Letter of Credit. The WC Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the WC Issuing Bank has made or will make a WC LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the WC Issuing Bank and the Lenders with respect to any such WC LC Disbursement.

         (h) Interim Interest. If the WC Issuing Bank shall make any WC LC Disbursement, then, unless the Borrower shall reimburse such WC LC Disbursement in full on the date such WC LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such WC LC Disbursement is made to but excluding the date that the Borrower reimburses such WC LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such WC LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 4.02(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the WC Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the WC Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Replacement of the WC Issuing Bank. The WC Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced WC Issuing Bank and the successor WC Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the WC Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced WC Issuing Bank pursuant to Section 4.01(b). From and after the effective date of any such replacement, (i) the successor WC Issuing Bank shall have all the rights and obligations of the replaced WC Issuing Bank under this Agreement with respect to WC Letters of Credit to be issued thereafter and (ii) references herein to the term "WC Issuing Bank" shall be deemed to include and refer to such successor or to any previous WC Issuing Bank, or to such successor and all previous WC Issuing Banks, as the context shall require. After the replacement of the WC Issuing Bank hereunder, the replaced WC Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the WC Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional WC Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Majority Lenders or the Majority Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the WC LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article IX. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The deposits in such account shall be invested in Permitted Investments at the Borrower's risk and expense, and other than any interest earned on such Permitted Investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the WC Issuing Bank for the WC Issuing Bank's LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the WC LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         (k) As of the Closing Date, the letters of credit listed on Schedule 2.06(k) shall be deemed to have been issued hereunder and be deemed to be WC Letters of Credit for all purposes hereof.

         SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or pursuant to Section 2.05(e); provided that ABR Revolving Loans made to finance the reimbursement of a WC LC Disbursement as provided in
Section 2.06(e) shall be remitted by the Administrative Agent to the WC Issuing Bank.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or pursuant to
Section 2.05(e) and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or pursuant to
Section 2.05(e). Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 or Section 2.05:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

         (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Revolving Credit Lenders or Majority Term Loan Lenders, as the case may be, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.09. Termination and Optional and Mandatory Reduction of Revolving Credit Commitment. (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Maturity Date.

         (b) The Borrower may at any time terminate, or from time to time permanently reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

         (c) The Revolving Credit Commitments shall be reduced permanently by an amount equal to the amount by which the Net Cash Proceeds described in clauses (i) through (iv) of Section 2.11(b) exceeds the amount thereof that is applied to prepay the Term Loans, if any, then outstanding pursuant to such Section.

         (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Applicable RC Percentages.

         SECTION 2.10. Scheduled Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each relevant Lender the then unpaid principal amount of each Revolving Loan and each Exit

Loan on the Maturity Date, and (ii) to the Administrative Agent for the account of each relevant Lender the Term Loans in four installments as follows:

         Date                         Amount
         ----                         ------

         June 30, 1998              $1,000,000
         June 30, 1999              $1,000,000
         June 30, 2000              $1,000,000
         Maturity Date              $117,000,000

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans of a particular Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note for such Class of Loans payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.11. Optional and Mandatory Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than Exit Loans) in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and Section 4.05. Exit Loans shall be payable as and to the extent provided in Section 3.07.

         (b) The Borrower shall prepay the Term Loans in an amount equal to:

    (i) 100% of the Net Cash Proceeds of the sale or issuance by Avis or any Subsidiary of Capital Stock after the Closing Date (excluding up to $225,000,000 of the Net Cash Proceeds of the IPO);

    (ii) 100% of the Net Cash Proceeds of any Indebtedness incurred by a Credit Party after the Closing Date (excluding Indebtedness permitted by Section 8.02);

    (iii) 100% of the Net Cash Proceeds of any Asset Sale by Avis or any Subsidiary after the Closing Date (excluding any Asset Sale permitted by
    Section 8.05 and other Asset Sales to the extent that the aggregate amount of Net Cash Proceeds received by Avis and its Subsidiaries in respect of such other Asset Sales has not exceeded $10,000,000);

    (iv) on the date that is eighteen months following the closing date of the IPO, 100% of the excess, if any, of (A) the lesser of (x) the actual amount of Net Cash Proceeds of the IPO and (y) $225,000,000 over (B) the amount of the cash purchase consideration paid by Avis and its Subsidiaries to acquire additional Avis franchises and the related assets after the Closing Date; and

    (v) on or prior to the ninetieth day following the end of each fiscal year of Avis ending on or after December 31, 1998, 50% of Excess Cash Flow for such fiscal year.

Prepayments of the Term Loans required by clauses (i) through (iv) of this paragraph shall be made on or prior to the Business Day following receipt of any such proceeds.

         (c) On any day when the Revolving Credit Commitments are reduced pursuant to Section 2.09(c), the Borrower shall prepay the Revolving Loans in an amount equal to the amount, if any, by which the Revolving Credit Exposures would exceed the total Revolving Credit Commitments as so reduced. If, after giving effect to any such prepayment, the Revolving Credit Exposures exceed the total Revolving Credit Commitments as so reduced, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Prepayment Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Prepayment Account (to the extent thereof) to repay any WC LC Disbursement which becomes due thereafter, provided that the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in the Cash Collateral Prepayment Account which is equal to the amount by which the amount on deposit therein at such time exceeds the total Revolving Credit Exposures at such time. "Cash Collateral Prepayment Account" means an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section.

         (d) The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, Class and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by
Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each optional partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments of the Term Loans shall be applied to reduce the remaining installments thereof ratably in accordance with the then remaining amounts thereof and may not be reborrowed. Prepayments shall be accompanied by accrued interest to the extent required by Section 4.02.


                                  ARTICLE III

                  Amount and Terms of the CE Letters of Credit

         SECTION 3.01. CE Commitments. Subject to the terms and conditions set forth herein, the CE Issuing Bank hereby agrees to issue to the Beneficiary a letter of credit, substantially in the form of Exhibit F, in a face amount from time to time that will not result in the total CE LC Exposure exceeding the total CE Commitments.

         SECTION 3.02. Requests for CE Letter of Credit. To request the issuance of a CE Letter of Credit (or the amendment, renewal or extension thereof), the Borrower shall notify the Administrative Agent and the CE Issuing Bank of such request in writing reasonably in advance of the requested date of issuance, amendment, renewal or extension a notice requesting the issuance of a CE Letter of Credit, or providing the details of the requested amendment, renewal or extension (which details shall comply with Section 3.03). If requested by the CE Issuing Bank, the Borrower also shall submit a letter of credit application on the CE Issuing Bank's standard form in connection with any such request. The CE Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of the CE Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the sum of the total CE Exposures shall not exceed the total CE Commitments.

         SECTION 3.03. Expiration Date. The CE Letter of Credit shall expire at or prior to the close of business on the CE Termination Date in effect on the date of issuance or renewal thereof which shall in no event be later than the date that is five Business Days prior to the Maturity Date.

         SECTION 3.04. Participations. By the issuance of the CE Letter of Credit (or an amendment to the CE Letter of Credit increasing the amount thereof) and without any further action on the part of the CE Issuing Bank or the Lenders, the CE Issuing Bank hereby grants to each Lender that has a CE Commitment, and each such Lender hereby acquires from the CE

Issuing Bank, a participation in the CE Issuing Bank's CE Letter of Credit equal to such Lender's Applicable CE Percentage of the aggregate amount available to be drawn under the CE Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the CE Issuing Bank, such Lender's Applicable CE Percentage of (i) each Credit Disbursement not reimbursed by the Borrower on the date due as provided in
Section 3.08, (ii) each Liquidity Disbursement made by the CE Issuing Bank and
(iii) any reimbursement payment in respect of a CE LC Disbursement required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of CE Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of the CE Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the CE Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall notify each Lender that participates in the CE Letter of Credit of the applicable CE LC Disbursement, the payment then due from the Borrower or AESOP in respect thereof and such Lender's Applicable CE Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent, for the account of the CE Issuing Bank, its Applicable CE Percentage of, in the case of any Credit Draw, the payment then due from the Borrower, and in the case of any Liquidity Draw, of the amount of such drawing, in the same manner as provided in Section
2.07 with respect to Revolving Loans (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of such Lenders), and the Administrative Agent shall promptly pay to the CE Issuing Bank the amounts so received by it from such Lenders. Any payment made by a Lender pursuant to this Section to reimburse the CE Issuing Bank for any CE LC Disbursement shall not relieve the Borrower of its obligation to reimburse such CE LC Disbursement pursuant to
Section 3.08.

         SECTION 3.05. Procedures for Extensions. If the Borrower desires to extend the CE Termination Date, then the Borrower shall notify the Administrative Agent at least 60 but no earlier than 120 days prior to the then current CE Termination Date of its desire to extend the CE Termination Date for a period of 364 days (or such shorter period as shall be necessary to comply with Section 3.03), whereupon the Administrative Agent shall notify the CE Issuing Bank and each Lender with a CE Commitment of the Borrower's desire to so extend the Expiration Date. Each such Lender and the CE Issuing Bank shall use its reasonable best efforts to notify the Administrative Agent whether it agrees to such extension within 45 days after receipt of any such request; provided that failure of the CE Issuing Bank or by a Lender to respond to such request shall not be construed as a consent by the CE Issuing Bank or such Lender to such extension. The decision to extend or not to extend shall be made by the CE Issuing Bank and each Lender in its sole discretion. Each consent by the CE Issuing Bank or a Lender to an extension shall be in writing signed by the CE Issuing Bank or such Lender. If the CE Issuing Bank declines to agree to the extension request, it shall be treated as a Downgraded Issuing Bank pursuant to Sections 3.09 and 3.10 commencing on the current CE Termination Date but otherwise shall nevertheless be obligated to provide such extension if the agreement of the Majority CE Lenders thereto is obtained. The Administrative Agent shall periodically notify the Borrower in writing of the decision of each Lender, which notice shall separately set forth the name and the CE Commitment of each Lender which shall have decided to extend or not to agree to such extension. If the Majority CE Lenders agree to an extension, the CE Termination Date shall be extended as requested by the Borrower. If any Lender desires to agree to such extension for a commitment amount that is less than the amount of its CE Commitment prior to the Borrower's request for an extension, the Borrower, in its sole discretion, may accept such extension; provided, however, that such Lender (x) shall be deemed to be a Non-Extending Lender for purposes of Section 3.06 and (y) for purposes of Section 3.07 shall be deemed to be both (i) a Non-Extending Lender with a CE Commitment equal to the portion of its CE Commitment that will not be available after the extension of the CE Termination Date and (ii) a consenting CE Lender with a CE Commitment equal to the portion of its CE Commitment that will be available after the current CE Termination Date. Subject to compliance by a Non-Extending Lender with the provisions of Section 3.07, the total CE Commitments (and the face amount of the CE Letter of Credit) shall be reduced by the CE Commitment of such Non-Extending Lender on the then current CE Termination Date of such Non-Extending Lender (or, in the case of a Lender described in the immediately preceding sentence, the portion that will not be available after such extension). Promptly after the effective date of each such extension, the CE Issuing Bank shall either (i) issue to the Beneficiary in exchange for and upon receipt of, its currently outstanding CE Letter of Credit a substitute letter of credit having terms identical to the currently outstanding CE Letter of Credit of the CE Issuing Bank but expiring on the extended CE Termination Date or (ii) deliver to the Beneficiary an amendment to the currently outstanding CE Letter of Credit of the CE Issuing Bank to reflect the extension of the CE Termination Date.

         SECTION 3.06. Replacement of a Lender. If a Lender becomes a Non-Extending Lender, the Borrower shall have the right to replace such Lender, in whole or in part, by giving five Business Days' prior written notice to the Administrative Agent and such Lender, specifying the date on which all or a portion of such Lender's rights and obligations hereunder as a Lender with a CE Commitment shall be terminated; provided, however, that the Borrower covenants and agrees to use its reasonable efforts (without the expenditure of money for the sole purpose of inducing such replacement) to find a bank or other financial institution (a "replacement bank") to replace any such Non-Extending Lender. In the event of the replacement of a Lender, such Lender agrees to assign its rights and obligations hereunder in respect of its CE Commitment (or a portion thereof, as the case may be) to a replacement bank selected by the Borrower upon payment by such replacement bank to such Lender of the funded portion of its CE Exposure and any outstanding Exit Loans and any accrued and unpaid interest thereon, accrued commitment fees and any other amounts owed to such Lender in respect of its CE Commitment (or, in each case, the pro rata portion thereof being acquired by the replacement bank) and to execute and deliver an Assignment and Acceptance evidencing such assignment.

         SECTION 3.07. Exit Loans by Non-Extending Lenders. (a) If any Lender shall not have consented to the extension of the then current CE Termination Date pursuant to Section 3.05 (each such Lender, a "Non-Extending Lender"), unless the Borrower shall have replaced such Non-Extending Lender pursuant to
Section 3.06 or unless the face amount of the CE Letter of Credit can be reduced pursuant to the terms of the CP Program such that the total CE Commitments as reduced by the amount of all Non-Extending Lender's CE Commitments would be at least equal to the such reduced face amount (taking into account any replacement Lenders as contemplated by Section 3.06), on the fifth Business Day immediately preceding the then current CE Termination Date, the Borrower shall request each such Non-Extending Lender to make, and on the CE Termination Date each such Non-Extending Lender shall make in accordance with the provisions hereof, a loan (an "Exit Loan") in an amount equal to the lesser of (i) the Exit Percentage of such Non-Extending Lender of the amount by which the CE Letters of Credit (giving effect to any reduction in the face amounts thereof on or prior to such day) are less than the amount required under the CP Program and (ii) the CE Commitment of such Lender. After such Borrowing or, if there is no such Borrowing, after the current CE Termination Date, such Non-Extending Lender shall have no further obligation under its CE Commitment to fund drawings under the CE Letters of Credit. The proceeds of any such Exit Loan shall be deposited in the Exit Loan Funding Account and shall be applied on a pro rata basis with the CE Letter of Credit as provided in the Collateral Agreement and the Series 1997-2 Supplement. Any funded participation of a Lender in a CE LC Disbursement at such time shall be deemed to be part of such Lender's Exit Loan and shall reduce the amount thereof that must be funded on such date. Each Non-Extending Lender's CE Commitment shall be cancelled on the date it makes its Exit Loan.

         (b) After a Non-Extending Lender has made an Exit Loan, the Beneficiary may withdraw the funds of such Non-Extending Lender on deposit in the Exit Loan Funding Account on a pro rata basis with the draws made on the CE Letters of Credit in accordance with the Collateral Agreement and the Series 1997-2 Supplement. Any amount which would otherwise have been applied to reimburse such Lender pursuant to Section 3.08 prior to the date the CE Commitments shall have been terminated pursuant hereto, will be deposited in the Exit Loan Funding Account.

         (c) Each Exit Loan shall bear interest at the rate applicable to ABR Revolving Loans, payable as provided in Section 4.02. Exit Loans shall mature on the Maturity Date. On the Maturity Date, after giving effect to any withdrawals from the Exit Loan Funding Account pursuant to paragraph (b) of this Section, to the extent permitted under the Series 1997-2 Supplement, the Trustee shall withdraw the entire amount on deposit in the Exit Loan Funding Account and pay such amount to the Administrative Agent who shall then repay the Non-Extending Lenders to the extent of their outstanding exit loan amounts.

         (d) While any Exit Loans are outstanding, the Borrower shall to the extent possible cause the amount of the Commercial Paper outstanding to be reduced pursuant to the terms of the CP Program such that the face amount of the CE Letter of Credit equals or exceeds the amount required under the CP Program. If the sum of the amount on deposit in the Exit Loan Funding Account and the face amount of the CE Letter of Credit exceeds the amount required under the CP Program on any distribution date under the CP Program, the excess amount will be released by the Trustee and paid to the Non-Extending Lenders as a repayment of the Exit Loans.

         SECTION 3.08. Reimbursement by Borrower (a) The Borrower agrees to reimburse the CE Issuing Bank on demand, upon receipt by the Borrower of notice from the CE Issuing Bank (i) of a CE LC Disbursement on account of a Credit Draw (a "Credit Disbursement") or (ii) that any amount is converted to a Credit Disbursement pursuant to Section 3.12 for the amount of (i) each Credit Disbursement so made and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by the CE Issuing Bank in connection with such payment. Each such payment shall be made directly to the CE Issuing Bank, at its address for notices specified herein in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 12:00 noon, New York City time, on a Business Day and otherwise on the next succeeding Business Day.

         (b) The Borrower agrees to reimburse the CE Issuing Bank (i) on the Maturity Date in an amount equal to the unreimbursed amounts of the CE LC Disbursements of the CE Issuing Bank on account of a Liquidity Draw (a "Liquidity Disbursement"), and (ii) upon receipt by the Borrower of notice from the CE Issuing Bank of each Liquidity Disbursement by the CE Issuing Bank, for any taxes, fees, charges or other costs or expenses reasonably incurred by the CE Issuing Bank in connection with each Liquidity Disbursement by the CE Issuing Bank. In addition Liquidity Disbursements shall be reimbursed as and to the extent provided pursuant to the terms of the Collateral Agreement.

         (c) Promptly following receipt by the CE Issuing Bank of any payment from the Borrower pursuant to this Section, the CE Issuing Bank shall distribute such payment, to the extent that Lenders have made payments pursuant to Section 3.04 to reimburse the CE Issuing Bank, to such Lenders.

         (d) If the CE Issuing Bank shall make a CE LC Disbursement, then, unless the Borrower shall reimburse such CE LC Disbursement in full on the date such CE LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such CE LC Disbursement is made to but excluding the date that the Borrower reimburses such CE LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such CE LC Disbursement when due pursuant to paragraph (a) or (b) of this Section, as applicable, then Section 4.02(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the CE Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.04 to reimburse the CE Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (e) The Borrower's obligation to reimburse CE LC Disbursements as provided in this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

         (i) any lack of validity or enforceability of the CE Letter of Credit or this Agreement, or any term or provision therein;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of the CE Letter of Credit or this Agreement;

         (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the Beneficiary, the CE Issuing Bank, the Administrative Agent or any Lender or any other

    Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

         (iv) any draft or other document presented under the CE Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) payment by the CE Issuing Bank under the CE Letter of Credit against presentation of a draft or other document that does not comply with the terms of the CE Letter of Credit; and

         (vi) any other act or omission to act or delay of any kind of the CE Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the CE Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the CE Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the CE Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the CE Issuing Bank; provided that the foregoing shall not be construed to excuse the CE Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the CE Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under the CE Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the CE Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the CE Issuing Bank. Without limiting the generality of the foregoing, it is understood that the CE Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of the CE Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of the CE Letter of Credit; provided that the CE Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of the CE Letter of Credit.

         (f) The CE Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under the CE Letter of Credit. The CE Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the CE Issuing Bank has made or will make a CE LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the CE Issuing Bank and the Lenders with respect to any such CE LC Disbursement.

         (g) While any Exit Loans are outstanding, amounts disbursed from the Exit Loan Funding Account will be treated as a Credit Disbursement or Liquidity Disbursement, as applicable and shall be reimburseable by the Borrower or AESOP (by deposit into the Exit Loan Funding Account) on the same basis as and pro rata with, the obligations of the Borrower pursuant to Sections 3.08(a) and
(b). If not repaid when due, then Section 4.02(c) shall apply.

         SECTION 3.09. Replacement of the CE Issuing Bank. The CE Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced CE Issuing Bank and the successor CE Issuing Bank. In addition, if at any time, the CE Issuing Bank's short-term credit ratings are lowered to below "A-1" by S&P or "P-1" by Moody's (a "Downgraded Issuing Bank"), then the Borrower shall use its best efforts to replace the CE Issuing Bank. The appointment of any successor CE Issuing Bank shall not be effective until approved by the Rating Agencies. The Administrative Agent shall notify the Lenders having a CE Commitment of any replacement of the CE Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced CE Issuing Bank pursuant to Section 3.11. From and after the effective date of any such replacement, (i) the successor CE Issuing Bank shall have all the rights and obligations of the replaced CE Issuing Bank under this Agreement and (ii) references herein to the term "CE Issuing Bank" shall be deemed to refer to such successor or to any previous CE Issuing Banks, or to such successor, and all previous CE Issuing Banks, as the context shall require.

         SECTION 3.10. Special Liquidity Draw. If a replacement CE Issuing Bank has not been appointed within 60 days after the existing CE Issuing Bank becomes a Downgraded Issuing Bank, or if the CE Letter of Credit has not been extended in accordance with Section 3.05 on or prior to the fifth Business Day prior to the then current expiration date thereof, then and at any time thereafter until such a replacement has been appointed or such extension is effected, the Beneficiary shall have the right to immediately request a Liquidity Draw, in accordance with Section 5.07 of the Collateral Agreement, in an amount equal to the aggregate undrawn amount of the CE Letter of Credit (such disbursement referred to as a "Special Liquidity Draw"). The Beneficiary shall, in accordance with Section 5.07 of the Collateral Agreement, deposit the amount of the Special Liquidity Draw into the CE cash collateral account and shall use such funds in the same manner as the CE Letter of Credit would be used hereunder.

         SECTION 3.11. CE Letter of Credit Fees. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender with a CE Commitment, a commitment fee for the period from the Closing Date to the CE Termination Date, which fee shall accrue at the rate of 1/2 of 1% per annum on the average daily amount of the excess of the CE Commitment of such Lender over the CE LC Exposure of such Lender during the period for which payment is made. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the CE Commitment of a Lender terminates, commencing on the first such date to occur after the date hereof. All such commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender with a CE Commitment, a participation fee with respect to its participations in CE Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's CE LC Exposure (excluding any portion thereof attributable to unreimbursed CE LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's CE Commitment terminates and the date on which such Lender ceases to have any CE LC Exposure, and (ii) to the CE Issuing Bank a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of the CE LC Exposure (excluding any portion thereof attributable to unreimbursed CE LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the CE Commitments and the date on which there ceases to be any CE LC Exposure, as well as the CE Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of the CE Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the CE Commitments terminate and the CE LC Exposure is reduced to zero. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 3.12. Conversion of CE Disbursements. Upon receipt from the Beneficiary of a Notice of Conversion substantially in the form of Exhibit G, the CE Issuing Bank shall, on such date, to the extent permitted by applicable law, decrease the amount of the outstanding Liquidity Disbursements and increase the amount of the outstanding Credit Disbursements of the CE Issuing Bank by the amount specified in such Notice of Conversion.


         SECTION 3.13. Reduction of CE Commitment. (a) The Borrower may from time to time reduce, the CE Commitments; provided that (i) each reduction of the CE Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not reduce the CE Commitments if, the CE LC Exposures would exceed the aggregate CE Commitments then in effect.

         (b) The Borrower shall notify the Administrative Agent of any election to reduce the CE Commitments under paragraph (a) of this Section at least three Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any reduction of the CE Commitments shall be permanent. Each reduction of the CE Commitments shall be made ratably among the Lenders in accordance with their respective CE Commitments.


                                   ARTICLE IV

                               General Provisions

         SECTION 4.01. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender with a Revolving Credit Commitment, a commitment fee for the Revolving Credit Availability Period, which fee shall accrue at the rate of 1/2 of 1% per annum on the average daily amount of the excess of the Revolving Credit Commitment of such Lender over the Revolving Credit Exposure of such Lender during the period for which payment is made. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender with a Revolving Credit Commitment, a participation fee with respect to its participations in WC Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's WC LC Exposure (excluding any portion thereof attributable to unreimbursed WC LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any WC LC Exposure, and (ii) to the WC Issuing Bank a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of the WC LC Exposure (excluding any portion thereof attributable to unreimbursed WC LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any WC LC Exposure, as well as the WC Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any WC Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the WC Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the WC Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders owed such fees. Fees paid shall not be refundable under any circumstances.

         SECTION 4.02. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Revolving Credit Commitments.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 4.03. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Majority Revolving Credit Lenders or Majority Term Loan Lenders, as the case may be, that the Adjusted LIBO Rate, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the relevant Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 4.04. Increased Costs. (a) If any Change in Law shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or an Issuing Bank; or

         (ii) impose on any Lender or an Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any WC Letter of Credit, CE Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or an Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or an Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or an Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in WC Letters of Credit held by, such Lender, or Letters of Credit issued by an Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 4.05. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(d) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.08 or Section 4.08, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 4.06. Taxes. (a) Any and all payments by or an account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 4.07. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 4.04, 4.05 or 4.06, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to them as expressly provided herein and except that payments pursuant to Sections 4.04, 4.05, 4.06 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, while an Event of Default has occurred and is continuing, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 3.04 or 4.07(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 4.08. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 4.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.04 or 4.06, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 4.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.06, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE V

                         Representations and Warranties

         Each of Avis and the Borrower represents and warrants to the Lenders that:

         SECTION 5.01. Organization; Powers. Each of Avis and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 5.02. Authorization; Enforceability. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents and the other Transaction Documents to which it is a party and, in the case of the Borrower, to obtain Extensions of Credit hereunder, and each such Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents and the other Transaction Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit on the terms and conditions of this Agreement. This Agreement has been duly executed and delivered by both Avis and the Borrower, and each other Credit Document and other Transaction Document to which any Credit Party is a party will be duly executed and delivered on behalf of such Credit Party. This Agreement constitutes, and each other Credit Document and other Transaction Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 5.03. Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Avis or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Avis or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Avis or any of its Subsidiaries except as described in
Schedule 5.03, and (d) will not result in the creation or imposition of any Lien on any asset of Avis or any of its Subsidiaries except pursuant to the Security Documents or as otherwise permitted by Section 8.03.

         SECTION 5.04. Financial Condition; No Material Adverse Change. (a) The audited consolidated Statement of Financial Position of the Borrower and its consolidated Subsidiaries as of December 31, 1995 and December 31, 1996 and the audited consolidated statements of operations, statements of shareholders' equity and statements of cash flows for the years ended December 31, 1994 and 1995, and for the periods January 1, 1996 to October 16,

1996 and October 17, 1996 to December 31, 1996, the unaudited condensed consolidated statement of financial position of the Borrower and its Subsidiaries at March 31, 1997 and the related unaudited condensed consolidated statements of operations and cash flows for the three months ended March 31, 1996 and 1997 certified by a Responsible Officer, have heretofore been furnished to each Lender. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited statements referred to above. During the period from December 31, 1996 to and including the Closing Date, there has been no sale, transfer or other disposition by Avis and its Subsidiaries of any material part of the business or property of Avis and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of Avis and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or that has not otherwise been disclosed in a writing to the Lenders on or prior to the Closing Date.

         (b) The pro forma consolidated statement of financial position at December 31, 1996 of Avis and its consolidated Subsidiaries (the "Pro Forma Statement of Financial Position") certified by a Financial Officer of Avis, copies of which have heretofore been furnished to each Lender, is the pro forma statement of financial position of Avis and its Consolidated Subsidiaries adjusted to give effect (as if such events had occurred on December 31, 1996) to the Separation, the initial Extensions of Credit and the application of the proceeds thereof and the application of the proceeds from the settlement of a net intercompany receivable from HFS and its affiliated companies. The Pro Forma Statement of Financial Position was prepared in accordance with Article 11 (Pro Forma Financial Information) of Regulation S-X under the Securities Act.

         (c) Since December 31, 1996 there has been no material adverse change in the business, assets, property, operations, prospects or condition, financial or otherwise, of Avis and its Subsidiaries, taken as a whole from that reflected in the Pro Forma Statement of Financial Position. As of the Closing Date, after giving effect to the consummation of the Transactions, the Borrower is Solvent.

         SECTION 5.05. Properties. (a) Each of Avis and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien, except for Liens permitted by Section 8.03.

         (b) Each of Avis and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Avis and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Avis or the Borrower, threatened against or affecting Avis or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Avis nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
(iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 5.07. Compliance with Laws and Agreements. Each of Avis and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority or Requirement of Law applicable to it or its property and all indentures, agreements, other instruments and other Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 5.08. Investment and Holding Company Status. Neither Avis nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 5.09. Taxes. Each of Avis and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Avis or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $808,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $808,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 5.11. Disclosure. Each of Avis and the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Avis or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of Avis and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 5.12. Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation G, Regulation U, Regulation T or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1, FR Form U-1 or such other similar form referred to in Regulation G, Regulation U, Regulation T or Regulation X of the Board, as the case may be.

         SECTION 5.13. The Security Documents. (a) When executed and delivered, the provisions of the Security Agreement will be effective to create in favor of the Administrative Agent a legal and valid security interest in all right, title and interest of each Credit Party party thereto in the collateral described therein, and when the financing statements referred to on Schedule
5.13 have been filed as specified in Schedule 5.13, the Administrative Agent shall have a fully perfected security interest in all right, title and interest of each Credit Party in all "accounts", "chattel paper", "inventory" or "general intangibles" (other than "uncertificated securities") (each as defined in the applicable uniform commercial code) described in such financing statements, all other UCC Filing Collateral (other than UCC Local Filing Collateral) described in such financing statements and, to the best knowledge of Avis, all UCC Local Filing Collateral described in such financing statements, in each case superior (to the extent that priority can be obtained by filing uniform commercial code financing statements) in right to any Liens of any third person against such collateral or interests therein, subject only to Liens permitted under Section 8.03;

         (b) When executed and delivered, the provisions of the Pledge Agreement, together with possession by the Administrative Agent (or any agent acting on its behalf) of the Pledged Securities described therein (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable uniform commercial code), together with the "transfer" to the Administrative Agent (or any agent acting on its behalf) of such Pledged Securities in accordance with the applicable uniform commercial code), will be effective to create in favor of the Administrative Agent a legal and valid security interest in all right, title and interest of the Credit Parties party thereto, as the case may be, in the Pledged Securities. Thereafter, the Administrative Agent will have a fully perfected security interest in the Pledged Stock and all other Pledged Securities described in the Pledge Agreement which are then in the possession of the Administrative Agent (or any agent acting on its behalf) (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable uniform commercial code), which have been "transferred" to the Administrative Agent (or any agent acting on its behalf) in accordance with the applicable uniform commercial code), which security interest will be (i) in the case of Pledged Stock, superior in right to any Liens of any third person against such collateral or interests therein, and to Liens permitted under
Section 8.03(a) and (ii) in the case of all other Pledged Securities, superior (to the extent that priority can be obtained by possession or "transfer" of such other Pledged Securities) in right to any Liens of any third person against such collateral or interests therein, and to Liens permitted by Section 8.03(a);

         (c) When executed and delivered, each Mortgage will be effective to create in favor of the Administrative Agent, a legal, valid and enforceable Lien on all right, title and interest of the Credit Party thereto, in the Material Real Property thereunder. When each Mortgage and the related fixture filings are duly recorded in the appropriate office or offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage shall constitute a fully perfected Lien on and security interest in such Material Real Property (prior to all mortgages on the Material Real Property), subject only to the encumbrances and exceptions to title expressly set forth or referred to in such Mortgage, and to Liens permitted by Section 8.03(a);

subject, in the case of clauses (a) through (c) above, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to principles of equity whether considered in a proceeding in equity or at law.

         SECTION 5.14. Pledged Stock. On the Closing Date, the shares of Capital Stock listed on Schedule A to the Pledge Agreement will constitute all the issued and outstanding shares of Capital Stock of the issuers thereof listed on said Schedule owned by the Credit Parties; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Pledge Agreement and Liens permitted under
Section 8.03(a).

         SECTION 5.15. Real Estate Matters. The real property described on
Schedule 5.15 constitutes each of the real estate owned in fee by the Credit Parties on the Closing Date hereof with each such parcel having a net book value of at least $1,000,000.

         SECTION 5.16. Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of Avis at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of Avis therein.

         SECTION 5.17. Delivery of the Transaction Documents. The Administrative Agent has received for itself and for each Lender a complete photocopy of each of the Transaction Documents, other than the Credit Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.

         SECTION 5.18. Representations and Warranties Contained in the other Transaction Documents. Each of the Transaction Documents, other than the Credit Documents, will have been duly executed and delivered by each of the Credit Parties which is a party thereto prior to the Closing Date and, to the knowledge of Avis and the Borrower, all other parties thereto, and will be in full force and effect on the Closing Date. As of the Closing Date, the representations and warranties of each Credit Party, and, to the knowledge of Avis and the Borrower, any of the other parties thereto contained in any of the Transaction Documents, other than the Credit Documents (after giving effect to any amendments, supplements, waivers or other modifications of any of the Transaction Documents, other than the Credit Documents, prior to the Closing Date in accordance with this Agreement when made or deemed made) are true and correct in all material respects, when made or deemed made, except as otherwise disclosed to the Administrative Agent in writing prior to the Closing Date.

         SECTION 5.19. Labor Matters. There are no strikes pending or, to the knowledge of Avis or the Borrower, reasonably expected to be commenced against Avis or any Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Avis and its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party (or any predecessor) is a party or by which Avis or any Subsidiary (or any predecessor) is bound.

         SECTION 5.20. Purpose of Loans. The proceeds of the Term Loans and the Revolving Credit Loans shall be used for general corporate purposes, including to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business, and WC Letters of Credit shall be available to support workers' compensation and other insurance and bonding requirements of the Credit Parties in the ordinary course of business. The CE Letters of Credit will be available to fund Credit Draws and Liquidity Draws.

         SECTION 5.21. Non-Guarantor Subsidiaries. As of the date hereof, the net book value of assets owned by the direct and indirect Domestic Subsidiaries of Avis (other than any Insurance Subsidiary) which are not Guarantor Subsidiaries does not exceed $1,000,000 in the aggregate and, during the fiscal year ended December 31, 1996, such Domestic Subsidiaries did not have revenues in excess of $1,000,000 in the aggregate.

                                   ARTICLE VI

                                   Conditions

         SECTION 6.01. Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):

         (a) Credit Agreement. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) Other Credit Documents. The Administrative Agent shall have received the following Credit Documents, executed and delivered as required below, with a copy for each applicable Lender:

              (i) the Guarantee, executed and delivered by a duly authorized officer of each Credit Party (other than the Borrower);

              (ii) the Security Agreement, executed and delivered by a duly authorized officer of each of the Credit Parties; and

              (iii) the Pledge Agreement, executed and delivered by a duly authorized officer of each of the applicable Credit Parties.

         (c) Affiliate Payment. The Administrative Agent shall have received evidence satisfactory to it that the Borrower shall have received in cash the amount reflected on its books as "due from affiliate" ($194,000,000 plus accrued interest thereon).

         (d) Other Transaction Documents. The Administrative Agent shall have received evidence satisfactory to it that: (i) with respect to the Liquidity Facility (X) all documentation shall have been executed and delivered by the appropriate parties thereto in form and substance satisfactory to the Administrative Agent and such documentation shall be in full force and effect, (Y) all conditions to the initial extensions of credit under the Liquidity Facility shall have been satisfied and (Z) no default or event of default shall exist under the Liquidity Facility; (ii) with respect to the Medium Term Notes (X) the initial series of Medium Term Notes shall have been issued on terms satisfactory to the Administrative Agent and (Y) the sum of the face amount of the initial series of Medium Term Notes plus the amount of Commercial Paper that can be issued by AESOP pursuant to the Fleet Financing Program shall not be less than $3,000,000,000; and (iii) with respect to the Franchise Agreements (X) each one of the Franchise Agreements, each in form and substance satisfactory to the Lenders, shall have been executed and delivered by each of the parties thereto, (Y) each such agreement shall be in full force and effect and (Z) no default or event which, with the passage of time or the giving of notice or both, would constitute a default shall have occurred pursuant to any of the Franchise Agreements.

         (e) Refinancing. The Administrative Agent shall have received evidence satisfactory to it that all amounts owing under the existing fleet financing facilities of the Borrower (other than the vehicle lease from General Electric Credit Corporation in the amount not in excess of $18,000,000) shall have been repaid and the related facilities shall have been terminated and the related security interests shall have been released.

         (f) Fees. The Administrative Agent shall have received, for its own account and the account of the Lenders, all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

         (g) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or reasonably advisable in connection with the Transactions, the financing contemplated hereby and the continuing operations of the Credit Parties shall have been obtained and be in full force and effect, and all applicable waiting periods under applicable law shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Transactions or the financing contemplated hereby.

         (h) Environmental Compliance. The Administrative Agent shall be reasonably satisfied with the Credit Parties internal compliance policies in respect of environmental laws and regulations.

              (i) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each Credit Party in any of the jurisdictions set forth in
         Part I of Schedule 5.13, and the results of such search shall not reveal any liens other than liens permitted by Section 8.03 or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

         (j) Legal Opinions. The Administrative Agent shall have received, with a photocopy for each Lender, the following executed legal opinions:

              (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Avis, the Borrower and the other Credit Parties, substantially in the form of Exhibit H; and

              (ii) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in respect of the Franchise Agreements, substantially in the form of Exhibit I.

         (k) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1 in each jurisdiction set forth on Schedule 5.13, necessary or, in the reasonable opinion of the Administrative Agent, advisable to perfect the Liens created by the Security Documents shall have been completed or shall be ready to be completed promptly following the Closing Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (l) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The Administrative Agent shall have received:

              (i) the certificates representing the Pledged Stock under (and as defined in) the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

              (ii) the promissory notes representing each of the Pledged Notes under (and as defined in) the Pledge Agreement, duly endorsed as required by the Pledge Agreement.

    The Credit Parties shall have taken such other action as is reasonably satisfactory to the Administrative Agent to perfect the security interests created by the Security Documents.

         (m) Borrowing Certificate. The Administrative Agent shall have received, with a photocopy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit J with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

         (n) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors of each Credit Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any notes and the other Credit Documents and the other Transaction Documents to which it is or will be a party as of the Closing Date, (ii) in the case of the Borrower, the Extensions of Credit to the Borrower and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it is or will be a party as of the Closing Date, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

         (o) Incumbency Certificates of the Credit Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a certificate of each Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Credit Party.

         (p) Governing Documents. The Administrative Agent shall have received, with a photocopy for each Lender, copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

         (q) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 7.05 shall have been satisfied.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section
11.02 at or prior to 5:00 p.m., New York City time, on August 29, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 6.02. Each Extension of Credit. The obligation of each Lender to make a Loan (other than an Exit Loan), and of an Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) Representations and Warranties. The representations and warranties of each Credit Party in or pursuant to this Agreement or any other Credit Document shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

         (b) No Default. At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                  ARTICLE VII

                             Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Avis and the Borrower covenants and agrees with the Lenders that:

         SECTION 7.01. Financial Statements and Other Information. Avis will furnish to the Administrative Agent and each Lender:

         (a) within 90 days after the end of each fiscal year of Avis, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Avis and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Avis its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Avis and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Avis (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) as soon as available, but in any event not later than the 90th day after the beginning of each fiscal year of Avis, a copy of the projections by Avis of the operating budget and cash flow budget of Avis and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Financial Officer of Avis to the effect that such Financial Officer believes such projections to have been prepared on the basis of reasonable assumptions;

         (f) as soon as available, copies of the pro forma balance sheet of Avis and its consolidated Subsidiaries delivered in the prospectus of Avis pursuant to the IPO;

         (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Avis or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Avis to its shareholders generally, as the case may be; and

         (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Avis or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.02. Notices of Material Events. The Borrower as soon as possible after a Responsible Officer of a Credit Party knows or reasonably should know thereof, will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Avis or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) any litigation or proceeding affecting a Credit Party in which the amount involved (not covered by insurance) is $1,000,000 or more or in which injunctive or similar relief is sought that could reasonably be expected to result in a Material Adverse Effect;

         (d) the occurrence of any default under any of the Franchise Agreements or other Transaction Documents;

         (e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Avis and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

         (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Avis setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 7.03. Existence; Conduct of Business. Avis will, and will cause each of its Subsidiaries to, continue to engage in business of the same general type as conducted by Avis and its Subsidiaries on the Closing Date, taken as a whole, and do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.04.

         SECTION 7.04. Payment of Obligations. Avis will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Avis or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 7.05. Maintenance of Properties; Insurance. Avis will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried.

         SECTION 7.06. Books and Records; Inspection Rights. Avis will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Avis will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 7.07. Compliance with Laws Generally. Avis will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental

Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 7.08. Environmental Laws. (a) Avis will, and will cause each of its Subsidiaries to, (i) comply substantially with, and require substantial compliance by all tenants, subtenants and contractors with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants and contractors obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by any Credit Party.

         (b) Avis will, and will cause each of its Subsidiaries to, conduct and complete or cause to be conducted and completed all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under applicable Environmental Laws; and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, (i) except where non-compliance with any such order or directive could not reasonably be expected to have a Material Adverse Effect or (ii) other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest could not reasonably be expected to have a Material Adverse Effect.

         (c) Avis will, and will cause each of its Subsidiaries to, maintain, update as appropriate, and implement in all material respects an ongoing program to ensure that all their respective properties and operations are regularly and reasonably reviewed by competent professionals to identify and promote compliance with and to reasonably and prudently manage any liabilities or potential liabilities under any Environmental Law that may affect any of the Credit Parties, including, without limitation, compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of hazardous materials; waste disposal; repair, maintenance and improvement of properties; employee health and safety; species protection; and recordkeeping (the "Environmental Program").

         SECTION 7.09. Real Property Matters. (a) No later than 120 days following the Closing Date, Avis will, and will cause each of its applicable Subsidiaries to (i) provide to the Administrative Agent executed copies of each of the Mortgages, executed and delivered by a duly authorized officer of the Credit Party thereto, with respect to each Material Real Property and (ii) take all actions necessary or, in the opinion of the Administrative Agent, desirable to cause the Liens created by the Mortgages to be duly perfected in accordance with all applicable Requirements of Law.

         (b) At or prior to the time the Mortgages are delivered to the Administrative Agent pursuant to Section 7.09(a), Avis will, and will cause each of its applicable Subsidiaries to provide to the Administrative Agent, and the title insurance company issuing the policy referred to in Section 7.09(c) (the "Title Insurance Company"), maps or plats of an as-built survey of the sites of each of the Material Real Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

         (c) At or prior to the time the Mortgages are delivered to the Administrative Agent pursuant to Section 7.09(a), Avis will, and will cause each of its applicable Subsidiaries, to provide to the Administrative Agent in respect of each of the Material Real Properties a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated a date reasonably satisfactory to the Administrative Agent, or such other date as agreed to by the Administrative Agent. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) insure that the Mortgage insured thereby creates a valid first Lien on the Material Real Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by Section 8.03 and such as may be approved by the Administrative Agent; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of an ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; (vi) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as reinsurers, at the option of the Administrative Agent) and
(vii) be issued at ordinary rates (other than with respect to affirmative insurance). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this Section and a copy, certified by such parties as the Administrative Agent may deem reasonably appropriate, of all other documents affecting the property covered by each Mortgage (including documents relating to insurance coverage with respect to such property) as shall have been reasonably requested by the Administrative Agent.

         (d) At or prior to the time the Mortgages are delivered to the Administrative Agent pursuant to Section 7.09(a), with respect to any of the Material Real Properties which is located in an area identified by the Secretary of Housing and Urban Development as having special flood hazards, the Administrative Agent shall have received acknowledgement from the relevant Credit Party as required pursuant to Section 208.8(e)(3) of Regulation H of the Board.

         SECTION 7.10. After-Acquired Property and Fixtures. Avis will, and will cause each of its Subsidiaries to:

         (a) With respect to any assets (or any interest therein) acquired after the Closing Date by any Credit Party that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (including, without limitation any assets described in paragraph
    (b)), promptly (and in any event within 120 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets (or such interest therein), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements and the recording of Mortgages in such jurisdictions as may be requested by the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent surveys, title insurance and flood insurance as required by Sections 7.09(b), 7.09(c) or 7.09(d).

         (b) With respect to any Person that, subsequent to the Closing Date, becomes a Domestic Subsidiary of Avis, promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a pledge agreement or such amendments to the Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is, directly or indirectly, owned by Avis, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the appropriate Credit Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and the Security Agreement and to the Pledge Agreement and any other Security Documents, as the Administrative Agent determines in its reasonable judgment, or to a new guarantee and security agreement, in each case pursuant to an annex to the Guarantee or otherwise pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Security Agreement or such other security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any Person that, subsequent to the Closing Date, becomes a first tier Foreign Subsidiary of a Credit Party, promptly: (i) execute and deliver to the Administrative Agent a pledge agreement or such amendments to the Guarantee and the Security Agreement, and the other Security Documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the applicable Credit Party, and take or cause to be taken all such other actions under the laws of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         SECTION 7.11. Further Assurances. Avis will, and will cause each of its Subsidiaries to, upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.


                                  ARTICLE VIII

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Avis and the Borrower covenants and agrees with the Lenders that:

         SECTION 8.01. Financial Condition Covenants. Avis will not,

         (a) Minimum Consolidated EBITDA. Permit the EBITDA of Avis for the quarter ended September 30, 1997 to be less than $30,000,000.

         (b) Maintenance of Leverage Ratio. Permit, for any period of four consecutive fiscal quarters of Avis ending during the periods set forth below, the Leverage Ratio of Avis for such period to be greater than the ratio set forth opposite such date below:

         Quarters ending on or after                     Ratio
         ---------------------------                     -----

         December 31, 1997                               6.25 to 1
         December 31, 1998                               5.85 to 1
         December 31, 1999                               5.25 to 1
         June 30, 2000                                   4.75 to 1.

         (c) Maintenance of Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters of Avis ending during the periods set forth below (except for September 30, 1997 which shall be the period from January 1, 1997), the Interest Coverage Ratio of Avis to be less than the ratio set forth opposite such date below:


         Quarters ending on or after                     Ratio
         ---------------------------                     -----

         September 30, 1997                              2.25 to 1
         December 31, 1998                               2.75 to 1
         December 31, 1999                               3.50 to 1.


         (d) Maintenance of Adjusted EBITDA Coverage Ratio. Permit the ratio of
    (i) Adjusted EBITDA to (ii) the sum of (a) Consolidated Interest Expense of Avis, (b) Consolidated income tax expense of Avis, (c) Consolidated Capital Expenditures and (d) dividends declared on the Capital Stock of Avis, in each case for any period of four consecutive fiscal quarters (or, if shorter, the period from January 1, 1997 to the last day of the current quarter) to be less than 1.05 to 1.00.

         SECTION 8.02. Indebtedness. Avis will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness created hereunder;

         (b) Indebtedness existing on the date hereof and set forth in Schedule
    8.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

         (c) Indebtedness of (i) any Credit Party to any other Credit Party or
    (ii) Indebtedness of any Foreign Subsidiary to any Credit Party in an aggregate principal amount of Indebtedness for all Foreign Subsidiaries permitted by this clause (c)(ii) not to exceed $25,000,000 at any time outstanding;

         (d) Guarantee Obligations by any Credit Party of Indebtedness of any other Credit Party otherwise permitted hereunder;

         (e) Indebtedness of Avis or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding;

         (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $10,000,000 at any time outstanding;

         (g) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of Avis or any Subsidiary under Permitted Hedging Arrangements;

         (h) Indebtedness of Foreign Subsidiaries;

         (i) Indebtedness of any Credit Party to AESOP Leasing or AESOP Leasing II incurred in connection with the Fleet Financing Program;

         (j) Indebtedness of AESOP Leasing or any of its subsidiaries incurred in connection with the Fleet Financing Program;

         (k) Indebtedness of Avis or any Subsidiary in respect of Capital Lease Obligations of such Credit Party for vehicles financed from time to time under the Fleet Financing Program;

         (l) other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding;

         (m) Indebtedness of Avis or any Subsidiary assumed in connection with a franchise acquisition permitted by Section 8.08(h), which Indebtedness
    (i) finances the acquiree's fleet of vehicles and (ii) is not greater than the net book value of such vehicles;

         (n) Indebtedness incurred in connection with the acquisition of vehicles directly from a manufacturer pursuant to such manufacturer's repurchase program, provided that (i) such Indebtedness is not greater than the net book value of such vehicles and (ii) such vehicles could not be financed under the Fleet Financing Program.

         (o) unsecured purchase money Indebtedness of Avis or any Subsidiary incurred as part of the purchase of an Avis franchisee provided that such Indebtedness in the aggregate shall not exceed $5,000,000 at any time outstanding.

         SECTION 8.03. Liens. Avis will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) Permitted Encumbrances;

         (b) Liens created pursuant to the Security Documents or otherwise securing Indebtedness permitted by Section 8.02(a);

         (c) any Lien on any property or asset of Avis or any Subsidiary existing on the date hereof, securing Indebtedness permitted pursuant to
    Section 8.02(b) and set forth in Schedule 8.03; provided that (i) such Lien shall not apply to any other property or asset of Avis or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (d) any Lien existing on any property or asset prior to the acquisition thereof by Avis or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
    (iii) such Lien shall secure Indebtedness permitted by Section 8.02(f) and extensions, renewals and replacements thereof that are so permitted;

         (e) Liens on fixed or capital assets acquired, constructed or improved by Avis or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 8.02(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (iii) such security interests shall not apply to any other property or assets of Avis or any Subsidiary;

         (f) Liens on the assets of AESOP Leasing or any of its subsidiaries securing Indebtedness permitted by Section 8.02(j);

         (g) Liens on vehicles owned by Avis or any Subsidiary securing Indebtedness permitted by Section 8.02(k) or 8.02(m); and

         (h) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 8.02(c) or (h).

         SECTION 8.04. Limitation on Fundamental Changes. Avis will not, and will not permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

         (a) any Credit Party may be merged or consolidated with or into Avis (provided that Avis shall be the continuing or surviving corporation) or with or into any one or more other Credit Parties (provided that a Credit Party which is directly, or indirectly, Wholly Owned shall be the continuing or surviving entity);

         (b) any Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Avis or any other Credit Party; and

         (c) as expressly permitted by Sections 8.05 and 8.08.

         SECTION 8.05. Limitation on Sale of Assets. Avis will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other than Avis or another Credit Party, except:

         (a) the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) the sale or other Disposition of any property in the ordinary course of business;

         (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

         (d) as permitted by Section 8.04(b); and

         (e) the sale of vehicles in connection with a securitization program.

         SECTION 8.06. Limitation on Restricted Payments. Avis will not, and will not permit any Subsidiary to, declare or pay any dividend (other than dividends payable solely in common stock of Avis or options, warrants or other rights to purchase common stock of Avis) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Avis or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of Avis or options, warrants or other rights to purchase common stock of Avis) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Avis, except that Avis may declare and pay cash dividends in respect of its Capital Stock in respect of any fiscal year commencing with the fiscal year ended December 31, 1998, if and to the extent that (i) the Leverage Ratio for the period of such fiscal year ended was less than 3.50 to 1.00, (ii) the amount of any such dividend does not exceed 50% of Excess Cash

Flow for such fiscal year and (iii) after giving effect thereto no Default has occurred and is continuing.

         SECTION 8.07. Limitation on Capital Expenditures. Avis will not, and will not permit any Subsidiary to, make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with the Fleet Financing Program) in any fiscal year in an amount that exceeds $35,000,000.

         SECTION 8.08. Limitation on Investments, Loans and Advances. Avis will not, and will not permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an "Investment"), any Person, except:

         (a) Permitted Investments;

         (b) Investments existing on the Closing Date and described in Schedule 8.08(b), setting forth the respective amounts of such Investments as of a recent date;

         (c) loans and advances to officers, directors or employees in the ordinary course of business for travel and entertainment expenses;

         (d) Investments by the Credit Parties in other Credit Parties;

         (e) Investments of the Credit Parties under Permitted Hedging Arrangements;

         (f) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

         (g) Investments representing evidences of Indebtedness, securities or other property received from another Person in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by a Credit Party;

         (h) Investments by Avis, during the eighteen months immediately following the consummation of the IPO, for the purpose of acquiring additional Avis franchises in an amount not to exceed (excluding the value of any Capital Stock of Avis issued in connection with such Investment) the lesser of (a) the Net Cash Proceeds of the IPO and (b) $225,000,000; provided, that after giving effect to any such acquisition (i) no Default would occur and be continuing, (ii) EBITDA for the twelve months preceding the effective date of such acquisition (on a pro forma basis taking into account the effects of the proposed acquisition) would be greater than zero, (iii) Avis would be in pro forma compliance with the financial covenants set forth in Section 8.01 for the four quarters preceding the effective date of the acquisition and (iv) the amount of Indebtedness assumed in such acquisition (other than Indebtedness that finances the acquiree's fleet of vehicles) when added to the aggregate Indebtedness assumed for all such acquisitions and any acquisitions permitted by clause (i) below would not exceed $10,000,000;

         (i) Investments by Avis not otherwise permitted by clause (h) above, for the purpose of acquiring additional Avis franchises, paid for solely in common stock of Avis; provided, that after giving effect to any such acquisition (i) no Default would occur and be continuing, (ii) EBITDA for the twelve months preceding the effective date of such acquisition (on a pro forma basis taking into account the effects of the proposed acquisition) would be greater than zero, (iii) Avis would be in pro forma compliance with the financial covenants set forth in Section 8.01 for the four quarters preceding the effective date of the acquisition and (iv) the amount of Indebtedness assumed in such acquisition (other than Indebtedness that finances the acquiree's fleet of vehicles) when added to the aggregate Indebtedness assumed for all such acquisitions (including any such acquisition permitted pursuant to Section 8.08(h)) would not exceed $10,000,000; and

         (j) Investments in AESOP Leasing in connection with the Fleet Financing Program.

         SECTION 8.09. Limitation on Sale and Leaseback Transactions. Avis will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by Avis or any Subsidiary of real or personal property which has been or is to be sold or transferred by Avis or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party (any of such arrangements, a "Sale and Leaseback Transaction").

         SECTION 8.10. Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents. Avis will not, and will not permit any Subsidiary to, (a) make any optional payment or prepayment on or optional repurchase or redemption of any part of any Indebtedness (other than the Loans) or any portion of the deferred royalty fee under the Master License Agreement, or any interest thereon, including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any terms relating to the payment or prepayment of any such deferred amounts or interest thereon (other than any such amendment, modification or change that would extend the maturity or reduce the amount of any such deferred amounts or interest thereon).

         SECTION 8.11. Limitation on Changes to Franchise Agreements. Avis will not, and will not permit any Subsidiary to, amend, supplement, waive or otherwise modify any of the provisions of the Franchise Agreements.

         SECTION 8.12. Limitation on Changes in Fiscal Year. Avis will not permit its fiscal year to end on a day other than December 31.

         SECTION 8.13. Limitation on Lines of Business. Avis will not, and will not permit any Subsidiary to, enter into any business, either directly or through any Subsidiary or joint venture, except for those businesses of the same general type as those in which Avis and its Subsidiaries are engaged on the Closing Date or which are directly related thereto.

         SECTION 8.14. Limitations on Currency and Commodity Hedging Transactions. Avis will not, and will not permit any Subsidiary to, enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business with reputable financial institutions and not for purposes of speculation (any such agreement or arrangement permitted by this Section, a "Permitted Hedging Arrangement").

         SECTION 8.15. Restrictive Agreements. Avis will not, and will not permit any of its Domestic Subsidiaries (other than Securitization Entities) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon
(a) the ability of Avis or any such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Avis or any other Subsidiary or to guarantee Indebtedness of Avis or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 8.15 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 8.16. Limitation on Transactions with Affiliates. Avis will not, and will not permit any Subsidiary to, enter into any transaction (other than the Franchise Agreements), including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to Avis or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         SECTION 8.17. Limitation on Activities of Certain Subsidiaries. Avis will not permit, and will cause each Subsidiary not to permit, each direct or indirect Domestic Subsidiary which is not a Guarantor Subsidiary (other than the Insurance Subsidiaries) to acquire any additional assets or to conduct any additional business, either directly or indirectly, unless prior to owning such assets or conducting such business such Domestic Subsidiary executes and delivers to the Administrative Agent those documents set forth in Section 7.10(b).

                                   ARTICLE IX

                               Events of Default

         If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

         (c) any representation or warranty made or deemed made by or on behalf of Avis or any Subsidiary in or in connection with the Credit Documents or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) Avis or the Borrower, as the case may be, shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02,
    7.03 (with respect to Avis' or the Borrower's existence) or 7.09 or in
    Article VIII;

         (e) Avis, the Borrower or any other Credit Party, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or the Security Documents (other than those specified in clause
    (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

         (f) Avis or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including but not limited to any Indebtedness incurred pursuant to the Fleet Financing Program), when and as the same shall become due and payable;

         (g) any event or condition occurs that results in any Material Indebtedness (including but not limited to any Indebtedness incurred pursuant to the Fleet Financing Program) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Avis or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Avis or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) Avis or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Avis or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
    (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) Avis or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Avis, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Avis or any Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Avis and its Subsidiaries in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $5,000,000 for all periods; or

         (m) (i) Any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Credit Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

         (n) Any Guarantee Obligation shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Guarantor shall so assert in writing;

         (o) Any event or condition occurs that enables or permits any party to any of the Franchise Agreements (other than Avis or any Subsidiary), with or without the giving of notice, the lapse of time or both, to terminate such Franchise Agreement; or

         (p) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         With respect to any Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letter of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the applicable Issuing Bank and the applicable L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower in respect of such Letter of Credit under this Agreement and the other Credit Documents. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Banks and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letter of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under any notes. When there is no CE and/or WC LC Exposure remaining and all obligations of the Borrower hereunder and under any notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.


                                   ARTICLE X

                            The Administrative Agent

         Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Majority Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, any other Credit Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper

Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

         In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Collateral (as defined in each of the Security Documents) permitted under Section 8.05, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrower and at the sole expense of the Borrower, take all actions reasonably necessary to release such Guarantor from its guarantee contained in the Guarantee or to release the Collateral subject to such sale or other disposition, as the case may be, and shall take any other actions reasonably requested by the Borrower to effect the transactions permitted under Section 8.05.


                                   ARTICLE XI

                                 Miscellaneous

         SECTION 11.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrower or Avis, to it at Old Country Road, Garden City, New York 11530, Attention of Treasurer, with a copy to the General Counsel, (Telecopy No. 516-222-3751);

         (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Stewart Wallace (Telecopy No. 270-0002);

         (c) if to the WC Issuing Bank, to it at PNC Bank, National Association, 345 Park Avenue, New York, New York 10017, Attention of Sarah McClintock (Telecopy No. 212-409-3737);

         (d) if to the CE Issuing Bank, to it at Bayerische Vereinsbank, 335 Madison Avenue, 19th Floor, New York, New York 10017, Attention of Marianne Weinzinger (Telecopy No. 212-880-9724);

         (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 11.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or an Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Avis, the Borrower and the Majority Lenders or by Avis, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 4.07(b) or
(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release, or subordinate the interest of the Administrative Agent in, all or substantially all of the collateral for the obligations hereunder or release all or substantially all of the Guarantors from their guarantees hereof without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

         SECTION 11.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, an Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, an Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

         (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Avis or any of its Subsidiaries, or any Environmental Liability related in any way to Avis or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or to an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, or such Issuing Bank, as the case may be, such Lender's Voting Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor.

         SECTION 11.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor Avis may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each

Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of any of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its CE and/or WC LC Exposure, the relevant Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of a particular Commitment of an assigning Lender, the amount of a particular Commitment of an assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article IX has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.04, 4.05, 4.06 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, or any Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.04, 4.05 and 4.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

         (f) A Participant shall not be entitled to receive any greater payment under Section 4.04 or 4.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.06 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.06(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by Avis or the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 4.04, 4.05, 4.06 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 11.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each of Avis and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Avis or the Borrower or its properties in the courts of any jurisdiction.

         (c) Each of Avis and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 11.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       Avis Rent A Car System, Inc.

                                       by /s/ Gerard J. Kennell
                                         ---------------------------------
                                         Name:  Gerard J. Kennell
                                         Title: Vice President and Treasurer


                                       Avis Rent A Car, Inc.

                                       by /s/ Gerard J. Kennell
                                         ---------------------------------
                                         Name:  Gerard J. Kennell
                                         Title: Vice President and Treasurer

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       Avis Rent A Car System, Inc.

                                       by /s/ Kevin M. Sheehan
                                         ---------------------------------
                                         Name:  Kevin M. Sheehan
                                         Title: Executive Vice President and
                                                  Chief Financial Officer


                                       Avis Rent A Car, Inc.

                                       by /s/ Kevin M. Sheehan
                                         ---------------------------------
                                         Name:  Kevin M. Sheehan
                                         Title: Executive Vice President and
                                                  Chief Financial Officer

                                       THE CHASE MANHATTAN BANK, individually
                                       and as Administrative Agent,

                                       by /s/ Laurie B. Perper
                                         ---------------------------------
                                         Name:  Laurie B. Perper
                                         Title: Vice President

                                       LEHMAN COMMERCIAL PAPER INC.,
                                       individually and as Syndication Agent,

                                       by /s/ Demci J. Dee
                                         ---------------------------------
                                         Name:  Demci J. Dee
                                         Title: Attorney

                                       Bank of Montreal (Chicago)

                                       by /s/ Marc R. Heyden
                                         ---------------------------------
                                         Name:  Marc R. Heyden
                                         Title: Director

                                       Dai Ichi Kangyo Bank Ltd (New York)

                                       by /s/ David J. McCawn
                                         ---------------------------------
                                         Name:  David J. McCawn
                                         Title: Account Officer

                                       Fleet Bank, N.A.

                                       by /s/ Andrew A. Lee
                                         ---------------------------------
                                         Name:  Andrew A. Lee
                                         Title: V P

                                       The Sumitomo Bank, Limited
                                       New York Branch

                                       by /s/ John C. Kissinger
                                         ---------------------------------
                                         Name:  John C. Kissinger
                                         Title: Joint General Manager

                                       CIBC Inc.

                                       by /s/ Ihor Zaluckyj
                                         ---------------------------------
                                         Name:  IHOR ZALUCKYJ
                                         Title: ASSOCIATE DIRECTOR
                                                CIBC WOOD GUNDY SECURITIES
                                                CORP. AS AGENT

                                       Mitsubishi Trust & Banking Corporation
                                       (U.S.A.)

                                       by /s/ Gary T. Maciak
                                         ---------------------------------
                                         Name:  Gary T. Maciak
                                         Title: First Vice President

                                       Compagnie Financiere de CIC et de
                                         L'Union Europeene

                                       by /s/ Eric Longuet
                                         ---------------------------------
                                         Name:  Eric Longuet
                                         Title: Vice President


                                       by /s/ Albert Calo
                                         ---------------------------------
                                         Name:  Albert Calo
                                         Title: Vice President

                                       The Long-Term Credit Bank of Japan,
                                         Limited New York Branch

                                       by /s/ Noboru Kubota
                                         ---------------------------------
                                         Name:  Noboru Kubota
                                         Title: Deputy General Manager

                                       The Fuji Bank, Limited

                                       by /s/ Toshiaki Yakura
                                         ---------------------------------
                                         Name:  Toshiaki Yakura
                                         Title: Senior Vice President

                                       Dresdner Bank AG,
                                         New York and Grand Cayman Branches

                                       by /s/ Richard W. Conroy
                                         ---------------------------------
                                         Name:  Richard W. Conroy
                                         Title: Vice President

                                       by /s/ Peter M. Kay
                                         ---------------------------------
                                         Name:  Peter M. Kay
                                         Title: Assistant Vice President

                                       Barnett Bank, N.A.

                                       by /s/ Melinda J. Lemen
                                         ---------------------------------
                                         Name:  Melinda J. Lemen
                                         Title: Vice President

                                       Credit Lyonnais New York Branch

                                       by /s/ Vladimir Labun
                                         ---------------------------------
                                         Name:  Vladimir Labun
                                         Title: First Vice President-Manager

                                       Bayerische Hypotheken-und-Wechsel-Bank,
                                       Aktiengesellschaft New York Branch

                                       by /s/ Wolfgang Novotny
                                         ---------------------------------
                                         Name:  Wolfgang Novotny
                                         Title: Vice President

                                       by /s/ Richard G. Pankuch
                                         ---------------------------------
                                         Name:  Richard G. Pankuch
                                         Title: First Vice President

                                       NationsBank, N.A.

                                       by /s/ Patricia G. McCormack
                                         ---------------------------------
                                         Name:  Patricia G. McCormack
                                         Title: Senior Vice President

                                       Comerica Bank (Detroit)

                                       by /s/ David W. Shirey
                                         ---------------------------------
                                         Name:  David W. Shirey
                                         Title: Account Officer

                                       Bayerische Vereinsbank AG

                                       by /s/ Marianne Weinsinger
                                         ---------------------------------
                                         Name:  Marianne Weinsinger
                                         Title: Vice President

                                       by /s/ David McCollum
                                         ---------------------------------
                                         Name:  David McCollum
                                         Title: Vice President

                                       BHF Bank Aktiengesellschaft

                                       by /s/ Paul Travers
                                         ---------------------------------
                                         Name:  Paul Travers
                                         Title: VP

                                       by /s/ Linda Pace
                                         ---------------------------------
                                         Name:  Linda Pace
                                         Title: VP

                                       The Bank of Tokyo-Mitsubishi, Ltd.
                                       New York Branch

                                       by /s/ Paula Maelier
                                         ---------------------------------
                                         Name:  Paula Maelier
                                         Title: Vice President

                                       Industrial Bank of Japan, Limited
                                       New York

                                       by /s/ John V. Veltri
                                         ---------------------------------
                                         Name:  John V. Veltri
                                         Title: Deputy General Manager

                                       CoreStates Bank, N.A.

                                       by /s/ Geoffrey D. Minott
                                         ---------------------------------
                                         Name:  Geoffrey D. Minott
                                         Title: Vice President

                                       PNC Bank, National Association

                                       by /s/ Sharah McCintor
                                         ---------------------------------
                                         Name:  Sharah McCintor
                                         Title: VP

                                       Van Kampen American Capital
                                         Prime Rate Income Trust

                                       by /s/ Jeffrey W. Maillet
                                         ---------------------------------
                                         Name:  Jeffrey W. Maillet
                                         Title: Sr. Vice Pres. Portfolio Mgr.

                                                                   EXHIBIT B TO
                                                               CREDIT AGREEMENT

                                   GUARANTEE


         GUARANTEE, dated as of July 30, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto, the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"),the Lenders, the Administrative Agent and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent"), and the other Secured Parties (as defined herein).


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the notes issued by the Borrower under the Credit Agreement;

         WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

         WHEREAS, the proceeds of the extensions of credit will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

         WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each such Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:


                                SECTION 1. TERMS

         1.1 Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) "Obligations" means the collective reference to the unpaid principal of and interest on the Loans, the L.C. Disbursements and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Bank and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the notes, the Letters of Credit, the other Credit Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or this Agreement or any other Credit Document).

         (c) "Secured Parties" means the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Banks.

         (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

         2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor permitted under Section 8.05 of the Credit Agreement and the release of such Guarantor from its Guarantee in accordance with Article X of the Credit Agreement.

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor permitted under
Section 8.05 of the Credit Agreement and the release of such Guarantor from its Guarantee in accordance with Article X of the Credit Agreement.

         (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Secured Party on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

         2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. Each Guarantor hereby waives any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the corporate structure or existence of the Borrower, (f) any application of Collateral to Obligations or (g) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand under this Agreement or otherwise pursuing its rights and remedies under this Agreement against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guarantee contained in this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         Each Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that, the representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3 be deemed to be a reference to such Guarantor's knowledge.


                              SECTION 4. COVENANTS

         Each Guarantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.


                           SECTION 5. MISCELLANEOUS

         5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Guarantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any

Guarantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

         5.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in subsection 11.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         5.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all their respective costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities") to the extent the Borrower would be required to do so pursuant to Section 11.03 of the Credit Agreement.

         (d) The agreements in this Section 5.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

         5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         5.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, upon any amount remaining unpaid after it becomes due and payable by such Guarantor hereunder to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect. The Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

         5.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         5.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         5.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Guarantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

         5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         5.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 5.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         5.13 Acknowledgements. Each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

         (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

         5.14 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         5.15 Additional Guarantors. Each new Domestic Subsidiary that is required to become a party to this Agreement pursuant to Section 7.09 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto.

         5.16 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                       AVIS RENT A CAR, INC.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS INTERNATIONAL, LTD.


                                       By:
                                          --------------------------------
                                          Title:

                                       AVIS ASIA AND PACIFIC, LIMITED


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS CARIBBEAN, LIMITED


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS ENTERPRISES, INC.


                                       By:
                                          --------------------------------
                                          Title:

                                       AVIS SERVICE, INC.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS LUBE, INC.


                                       By:
                                          --------------------------------
                                          Title:

                                                    ---------------------------

                                   SCHEDULE 1
                             Address of Guarantors

                                                                     Annex 1 to
                                                                      Guarantee


         JOINDER AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement referred to below and the other Secured Parties hereto (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                             W I T N E S S E T H :


         WHEREAS, Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"),the Lenders, the Administrative Agent and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent") have entered into a Credit Agreement, dated as of ______ __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, in connection with the Credit Agreement, certain Affiliates of the Borrower (other than the Additional Guarantor) have entered into the Guarantee, dated as of July __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Guarantee") in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee);

         WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee; and

         WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guarantee;

         NOW, THEREFORE, IT IS AGREED:

         1. Guarantee. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 5.15 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Annex 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


         IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.


                                       [ADDITIONAL GUARANTOR]


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                   EXHIBIT C TO
                                                               CREDIT AGREEMENT

                               SECURITY AGREEMENT


         SECURITY AGREEMENT, dated as of July 30, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto, the "Pledgors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"), the Lenders, the Administrative Agent and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent"), and the other Secured Parties (as defined herein).

                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgors (other than the Borrower) guarantee payment and performance of the Borrower's obligations under the Credit Agreement and the other Credit Documents; and

         WHEREAS, in satisfaction of such condition, the Pledgors (other than the Borrower) have entered into a Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guarantee") for the benefit of the Administrative Agent and the Secured Parties; and

         WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgors shall have executed and delivered this Security Agreement to secure payment and performance of the Pledgors' obligations under the Guarantee.

         NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, the Pledgors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

         SECTION 1. Defined Terms.

              A. Definitions. 1. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Farm Products, General Intangibles, Instruments, and Proceeds.

              2. The following terms shall have the following meanings:

              "Agreement": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

              "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

              "Collateral": as defined in Section .

              "Collateral Account": any collateral account established by the Administrative Agent as provided in subsection or subsection .

              "Contracts": the Franchise Agreements and each of the contracts and agreements listed in Schedule 1, in each case as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of such Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Pledgor to damages arising out of or for breach or default in respect thereof and (c) all rights of such Pledgor to exercise all remedies thereunder.

              "LP Interests": the limited partnership interests in AESOP Leasing, including without limitation all present and future rights
         (i) to receive any payment of money or other distribution or payment on account of such limited partnership interests and (ii) under the Partnership Agreement in respect of such limited partnership interests.

              "Obligations": as defined in the Guarantee.

              "Partnership Agreement": the limited partnership agreement of AESOP Leasing as the same may be further amended, supplemented or modified from time to time.

              "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3 hereto, and
         (b) all applications for
         letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3 hereto.

              "Patent License": all agreements, whether written or oral, providing for the grant by or to such Pledgor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.

              "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

              "Secured Obligations": with respect to any Pledgor, the collective reference to (a) the Obligations and (b) all obligations and liabilities of such Pledgor which may arise under or in connection with this Agreement or any other Credit Document to which such Pledgor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Pledgor pursuant to the terms of this Agreement or any other Credit Document).

              "Secured Parties" means the collective reference to the Administrative Agent, the Syndication Agent, the Lenders (including, without limitation, the CE Issuing Bank and the WC Issuing Bank).

              "Securitization Collateral" means all of the assets, property and interests in property of any kind or nature whatsoever in which a security interest has been granted pursuant to any Related Documents (as defined in Schedule 1 to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding II, L.L.C. and Harris Trust and Savings Bank, as amended, supplemented or otherwise modified from time to time).

              "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3, and (b) all renewals thereof.

              "Trademark License" means any agreement, written or oral, providing for the grant by or to any Pledgor of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 3.

              B. Other Definitional Provisions. 1. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Schedule references are to this Agreement unless otherwise specified.

              2. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


         SECTION 2. Grant of Security Interest.

         As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest other than the Securitization Collateral (collectively, the "Collateral"):

         1.   all Accounts;

         2.   all Chattel Paper;

         3.   all Contracts;

         4.   all Documents;

         5. all General Intangibles, including, without limitation, the LP Interests;

         6.   all Instruments;

         7.   all Patents;

         8.   all Patent Licenses;

         9.   all Trademarks;

         10.  all Trademark Licenses;

         11.  all books and records pertaining to the Collateral; and

         12. to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided that no security interest shall be granted in the Securitization Collateral.


         SECTION 3. Representations and Warranties.

         Each Pledgor hereby represents and warrants that:

              A. Power and Authority. Such Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

              B. Chief Executive Office. On the date hereof, such Pledgor's chief executive office or sole place of business is specified on Schedule 2.

              C. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.


         SECTION 4. Covenants.

         Each Pledgor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have expired or otherwise been terminated:

              A. Further Documentation. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

              B. Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than an

Instrument that also constitutes Chattel Paper), such Instrument shall be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

              C. Changes in Locations, Name, etc. Such Pledgor will not:

              1. change the location of its chief executive office from that specified in subsection ; or

              2. change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless in each case written above, it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change.

         D. Further Identification of Collateral. Such Pledgor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing any Collateral acquired after the date hereof and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         E. Notices. Such Pledgor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement about:

              1. any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

              2. of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         F. Indemnification. Such Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) with respect to the execution, delivery, enforcement, performance and administration of this Agreement ("indemnified liabilities"), provided that such Pledgor shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable under the Credit Agreement and the other Credit Documents.


         SECTION 5. Provisions Relating to Receivables.

         A. Pledgor Remains Liable under Receivables. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of such Pledgor's Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Receivable pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of such Pledgor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         B. Analysis of Receivables. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and such Pledgor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of such Pledgor, such Pledgor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables. The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with the obligors on the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

         C. Collections on Receivables. 1. The Pledgor shall collect the Accounts in the ordinary course of its business, except that, if required by the Administrative Agent, at any time after the occurrence and during the continuance of an

    Event of Default, any payments of Receivables, when collected by such Pledgor, (a) shall be forthwith (and, in any event, within two Business
    Days) deposited by such Pledgor in the exact form received, duly indorsed by such Pledgor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in subsection , and (b) until so turned over, shall be held by such Pledgor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Pledgor.

         2. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         3. At the Administrative Agent's request, such Pledgor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         D. Representations and Warranties. 1. No amount payable to such Pledgor under or in connection with any Receivable is evidenced by any Instrument (other than an Instrument that constitutes Chattel Paper) which has not been delivered to the Administrative Agent.

         2. The amounts represented by such Pledgor to the Lenders from time to time as owing to such Pledgor in respect of the Receivables will at such time be accurate.

         E. Covenants. 1. Other than in the ordinary course of business consistent with its past practice, such Pledgor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable,
    (iv) allow any credit or discount whatsoever on any Receivable, (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

         2. At any time after the occurrence and during the continuance of an Event of Default, such Pledgor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.


         SECTION 6. Provisions Relating to Contracts.

         A. Pledgor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of such Pledgor's Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of such Pledgor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         B. Communication With Contracting Parties. The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with parties to the Contracts to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Contracts.

         C. Representations and Warranties. 1. No consent of any party (other than such Pledgor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

         2. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of each Pledgor party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         3. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any Pledgor party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

         4. Neither such Pledgor nor (to the best of such Pledgors's knowledge) any of the other parties to the Contracts is in default or is likely to become in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5. Such Pledgor has fully performed all its obligations under each Contract.

         6. The right, title and interest of such Pledgor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         7. Such Pledgor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

         D. Covenants. 1. Such Pledgor will perform and comply in all material respects with all its obligations under the Contracts.

         2. Such Pledgor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

         3. Such Pledgor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

         4. Such Pledgor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.


         SECTION 7. Provisions Relating to Patents and Trademarks.

         A. Representations and Warranties. 1. Schedule 3 includes all Patents and Patent Licenses owned by each Pledgor in its own name on the date hereof.

         2. Schedule 3 includes all Trademarks and Trademark Licenses owned by each Pledgor in its own name on the date hereof.

         3. To the best of each Pledgors's knowledge, each Patent and Trademark of such Pledgor is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

         4. Except as set forth in Schedule 3, none of such Patents and Trademarks is on the date hereof the subject of any licensing or franchise agreement.

         5. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Change.

         6. No action or proceeding is pending on the date hereof (a) seeking to limit, cancel or question the validity of any Patent or Trademark, or
    (b) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

         B. Covenants. 1. Each Pledgor, with respect to its own Patents and Trademarks, covenants that it (either itself or through licensees) will (a) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (b) maintain as in the past the quality of products and services offered under such Trademark, (c) employ such Trademark with the appropriate notice of registration, (d) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (e) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

         2. Such Pledgor will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

         3. Such Pledgor will notify the Administrative Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Pledgors's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

         4. Whenever such Pledgor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Pledgor shall report such filing to the Administrative Agent and the Secured Parties within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Pledgor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any Patent or Trademark and the goodwill and general intangibles of the Pledgors relating thereto or represented thereby.

         5. Such Pledgor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         6. In the event that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Pledgor shall (i) take such actions as such Pledgor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and
    (ii) if such Patent or Trademark is of material economic value, promptly notify the Administrative Agent and the Secured Parties after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.


         SECTION 8. Remedies.

         A. Notice to Obligors and Contract Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, such Pledgor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

         B. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in subsection with respect to payments of Receivables, if an Event of Default shall occur and be continuing all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Administrative Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Pledgor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection 8.C.

         C. Application of Proceeds. 1. At such intervals as may be agreed upon by such Pledgor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations, to the extent available for distribution, to be distributed by the Administrative Agent in the following order of priority:

              First: to the Administrative Agent for any unpaid fees and expenses and then to any Secured Party which has theretofore advanced or paid any such fees, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof on such distribution date;

              Second: to the Secured Parties in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Secured Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all Letters of Credit, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such date;

              Third: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable and which constitute Secured Obligations as of such date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

              Fourth: any surplus then remaining shall be paid to the Obligors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         2. The term "unpaid" as used in clause Second of subsection 9.3(a) refers:

              (a) in the absence of a bankruptcy proceeding with respect to the relevant Pledgor(s), to all amounts of Secured Obligations outstanding as of a distribution date, whether or not such amounts are fixed or contingent, and

              (b) during the pendency of a bankruptcy proceeding with respect to the relevant Pledgor(s), to all amounts allowed by the bankruptcy court in respect of Secured Obligations, as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection 9.3(c)) have not been made in respect thereof.

         3. If any Secured Party shall be entitled to receive any moneys pursuant to clause Second of subsection 9.3(a) in respect of the unliquidated, unmatured or contingent portion of the outstanding Secured Obligations (including, without limitation, obligations under then outstanding Letters of Credit), then the Administrative Agent shall invest such moneys in obligations of the kinds referred to in Permitted Investments maturing within three months after they are acquired by the Administrative Agent and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Secured Party and for no other purpose until (i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Borrower or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any Letter of Credit, payment of amounts secured or covered by any Letter of Credit other than by drawing thereunder, or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the Administrative Agent and (y) such investments, and the proceeds thereof, shall be redistributed in accordance with subsection 9.3(a) taking into account such extinguishment.

         D. Code Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. Each Pledgor further agrees, at the Administrative Agent's request, to assemble its Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgors's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, as provided in subsection 9.3, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to such Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         E. Waiver; Deficiency. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of its Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.


         SECTION 9. Administrative Agent's Appointment as Attorney-in-Fact;
                    Administrative Agent's Performance of Pledgors's
                    Obligations.

         A. Powers. Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

         1. in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

         2. in the case of any Patent or Trademark, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Patent or Trademark and the goodwill and general intangibles of such Pledgor relating thereto or represented thereby;

         3. pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

         4. execute, in connection with the sale provided for in subsection hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         5. (a) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (e) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (f) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (g) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (h) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Pledgor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

         Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

         B. Performance by Administrative Agent of Pledgor's Obligations. If any Pledgor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         C. Pledgors' Reimbursement Obligation. Each Pledgor agrees to pay on demand the expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by such Pledgor.

         D. Ratification; Power Coupled With An Interest. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.


         SECTION 10. Duty of Administrative Agent.

         The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.


         SECTION 11. Execution of Financing Statements.

         Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Administrative Agent, upon giving written notice to such Pledgor, to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.


         SECTION 12. Authority of Administrative Agent.

         Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgors shall be under no obligation, or entitlement, to make any inquiry respecting such authority.


         SECTION 13. Notices.

         All notices, requests and demands to or upon the Administrative Agent or any Pledgor hereunder shall be effected in the manner provided for in subsection 11.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Pledgor shall be addressed to such Pledgor at its notice address set forth on Schedule 2.

         SECTION 14. Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


         SECTION 15. Amendments in Writing; No Waiver; Cumulative Remedies.

         A. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Pledgor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Pledgor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

         B. No Waiver by Course of Conduct. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to subsection hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.

         C. Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.


         SECTION 16. Section Headings.

         The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         SECTION 17. Successors and Assigns.

         This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and Secured Parties and their successors and assigns.


         SECTION 18. Governing Law.

         This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                       AVIS RENT A CAR, INC.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS RENT A CAR SYSTEM, INC.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS INTERNATIONAL, LTD.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS ASIA AND PACIFIC, LIMITED


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS CARIBBEAN, LIMITED


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS ENTERPRISES, INC.


                                       By:
                                          --------------------------------
                                          Title:

                                       AVIS SERVICE, INC.


                                       By:
                                          --------------------------------
                                          Title:

                                       AVIS LUBE, INC.


                                       By:
                                          --------------------------------
                                          Title:

                                                                     Schedule 1




                                   CONTRACTS

                                                                     Schedule 2




                CHIEF EXECUTIVE OFFICE OR SOLE PLACE OF BUSINESS

                                                                     Schedule 3





                          PATENTS AND PATENT LICENSES

                       TRADEMARKS AND TRADEMARK LICENSES

                                                                   EXHIBIT D TO
                                                               CREDIT AGREEMENT

                            FORM OF PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of July 30, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto, the "Pledgors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Avis Rent A Car System, Inc., a Delaware corporation (the "Borrower"), Avis Rent A Car, Inc., a Delaware corporation ("Avis"), the Lenders, the Administrative Agent and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent"), and the other Secured Parties (as defined herein).


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the notes issued by the Borrower under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower that each Pledgor (other than the Borrower) guarantee payment and performance of the Borrower's obligations under the Credit Agreement, the notes and the other Credit Documents; and

         WHEREAS, in satisfaction of such condition, each Pledgor (other than the Borrower) has entered into a Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guarantee") for the benefit of the Administrative Agent and the Secured Parties; and

         WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered this Pledge Agreement to secure payment and performance of such Pledgor's obligations under the Guarantee.

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, each Pledgor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral": the Pledged Stock and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in paragraph .

         "Issuers": the collective reference to the companies identified on
Schedule 2 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

         "Obligations": as defined in the Guarantee.

         "Pledged Stock": the shares of capital stock listed on Schedule 2 hereto, together with all stock certificates, options or rights of any nature whatsoever in respect of Capital Stock of any Issuer that may be issued or granted by such Issuer to any Pledgor while this Agreement is in effect (provided that in no event shall any Pledgor be required to pledge more than 65% of the Capital Stock of any Foreign Subsidiary pursuant to this Agreement).

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Secured Obligations": with respect to any Pledgor, the collective reference to (a) the Obligations and (b) all obligations and liabilities of such Pledgor which may arise under or in connection with this Agreement or any other Credit Document to which such Pledgor is a party, in each case whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Pledgor pursuant to the terms of this Agreement or any other Credit Document).

         "Secured Parties" means the collective reference to the Administrative Agent, the Syndication Agent, the Lenders (including, without limitation, the CE Issuing Bank and the WC Issuing Bank).

         "Securities Act": the Securities Act of 1933, as amended.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. Each Pledgor hereby delivers to the Administrative Agent, for the benefit of the Secured Parties, all of such Pledgor's Pledged Stock and hereby grants to Administrative Agent, for the benefit of the Secured Parties, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

         3. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with.

         4. Representations and Warranties. Each Pledgor represents and warrants that:

         (a) such Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

         (b) This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, and upon delivery to the Administrative Agent of the stock certificates evidencing such Pledgor's Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Pledgor pursuant to any Requirement of Law or Contractual Obligation of such Pledgor, except the security interest created by this Agreement.

         (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement except where the failure to obtain the same would not result in a Material Adverse Effect.

         (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby as to which there is a reasonable possibility of an adverse determination, which individually, or in the aggregate, would have a Material Adverse Effect.

         (f) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each domestic Issuer (and 65% of all classes of the capital stock of each foreign Issuer).

         (g) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (h) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, such Pledgor's Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         5. Covenants. Each Pledgor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

         (b) Without the prior written consent of the Administrative Agent, such Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any

Issuer, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (4) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral.

         (c) Such Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         (d) Such Pledgor shall pay, and save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section below, such Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer[s] and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the notes, this Agreement or any other Credit Document.

         7. Rights of the Secured Parties and the Administrative Agent. (a) All money Proceeds received by the Administrative Agent hereunder, upon the occurrence and during the continuance of an Event of Default, shall be held by the Administrative Agent for the benefit of the Secured Parties in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in paragraph .

         (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Pledgor, (1) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the applicable Pledged Stock and make application thereof to the Secured Obligations as provided in paragraph 8(a), and (2) all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the applicable Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of such Issuer, or upon the exercise by such Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to such Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of the Proceeds held in any Collateral Account in payment of the Secured Obligations, to the extent available for distribution, in the following order of priority:

         First: to the Administrative Agent for any unpaid fees and expenses and then to any Secured Party which has theretofore advanced or paid any such fees, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof on such distribution date;

         Second: to the Secured Parties in an amount equal to the unpaid principal or face amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Secured Obligations then outstanding whether or not then due and payable, including, without limitation, the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all Letters of Credit, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such date;

         Third: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including without limitation the costs and expenses of the Secured Parties and their representatives which are due and payable and which constitute Secured Obligations as of such date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

         Fourth: any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         (1) The term "unpaid" as used in clause Second of subsection 8(a) refers:

         (A) in the absence of a bankruptcy proceeding with respect to the relevant Pledgor(s), to all amounts of Secured Obligations outstanding as of a distribution date, whether or not such amounts are fixed or contingent, and

         (B) during the pendency of a bankruptcy proceeding with respect to the relevant Pledgor(s), to all amounts allowed by the bankruptcy court in respect of Secured

    Obligations, as a basis for distribution (including estimated amounts, if any, allowed by the bankruptcy court in respect of contingent claims),

to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection 8(a)(2)) have not been made in respect thereof.

         (2) If any Secured Party shall be entitled to receive any moneys pursuant to clause Second of subsection 8(a) in respect of the unliquidated, unmatured or contingent portion of the outstanding Secured Obligations (including, without limitation, obligations under then outstanding Letters of Credit), then the Administrative Agent shall invest such moneys in obligations of the kinds referred to in Permitted Investments maturing within three months after they are acquired by the Administrative Agent and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Secured Party and for no other purpose until
(i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Borrower or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any Letter of Credit, payment of amounts secured or covered by any Letter of Credit other than by drawing thereunder, or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the Administrative Agent and (y) such investments, and the proceeds thereof, shall be redistributed in accordance with subsection 8.(a) taking into account such extinguishment.

         (b) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the relevant Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the relevant Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         (c) Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

         9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will cause the Issuer thereof to (1) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) Such Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) Such Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

         10. Irrevocable Authorization and Instruction to Issuer. Each Pledgor hereby authorizes and instructs each applicable Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each applicable Issuer shall be fully protected in so complying.

         11. Administrative Agent's Appointment as Attorney-in-Fact. (a) Upon the occurrence and during the continuance of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph . All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Obligations are paid in full.

         12. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Administrative Agent to file financing statements, upon providing notice to such Pledgor, with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         14. Authority of Administrative Agent. Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgors nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         15. Notices. All notices, requests and demands to or upon the Administrative Agent or any Pledgor hereunder shall be effected in the manner provided for in subsection 11.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Pledgor shall be addressed to such Pledgor at its notice address set forth on Schedule 1 hereto.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Secured Parties in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

         (b) Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns.

         20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                       AVIS RENT A CAR, INC.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS RENT A CAR SYSTEM, INC.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS INTERNATIONAL, LTD.


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS ASIA AND PACIFIC, LIMITED


                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS CARIBBEAN, LIMITED



                                       By:
                                          --------------------------------
                                          Title:


                                       AVIS ENTERPRISES, INC.



                                       By:
                                          --------------------------------
                                          Title:

                          ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of July __, 1997, made by [Name of Pledgor] for the benefit of The Chase Manhattan Bank, as Administrative Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:

         1. The undersigned will be bound from the date hereof by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph of the Pledge Agreement.

         3. The terms of paragraph of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section of the Pledge Agreement.

                                            [NAME OF ISSUER]


                                       By
                                         --------------------------------------

                                       Title
                                            -----------------------------------

                                       Address for Notices:


                                       ----------------------------------------

                                       ----------------------------------------

                                       Telex:
                                             ----------------------------------

                                       Fax:
                                           ------------------------------------

Date:
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                                                                     SCHEDULE 1
                                                            TO PLEDGE AGREEMENT

                             ADDRESSES OF PLEDGORS

                                                                     SCHEDULE 2
                                                            TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK



                                                                      Stock
                        Class of             Certificate              No. of
      Issuer             Stock*                  No.                  Shares
------------------    ------------         ---------------         ------------








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    *Stock is assumed to be common stock unless otherwise indicated.